SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

Filed by the Registrant	☑
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☑	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

Capitol Bancorp Limited

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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March 23, 2007

Dear Shareholder:

You are cordially invited to attend the 2007 Annual Meeting of Shareholders of Capitol Bancorp Limited ("Capitol") to be held at the Lansing Center, 333 East Michigan Avenue, Lansing, Michigan, on Wednesday, April 25, 2007, at 4:00 p.m., Eastern Standard Time.

The attached Notice of Annual Meeting of Shareholders and Proxy Statement describe the formal business to be transacted at the Annual Meeting. Shareholders will be asked to elect 22 directors, to approve the Capitol Bancorp Limited 2007 Equity Incentive Plan and to consider any other business that may properly come before the Annual Meeting.

During the Annual Meeting, management will also report on the operations of Capitol. Directors and officers of Capitol will be present to respond to questions that you may have.

Your vote is important regardless of the number of shares you own or whether you attend the Annual Meeting or not. Whether or not you plan to attend the Annual Meeting, please vote on the Internet, by telephone or by completing and returning the enclosed proxy card. If you attend the Annual Meeting, you may withdraw your proxy and vote in person, even if you have previously voted.

CAPITOL BANCORP LIMITED

Capitol Bancorp Center 200 Washington Square North Lansing, Michigan 48933	2777 E. Camelback Road, Suite 375 Phoenix, Arizona 85016

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held on Wednesday, April 25, 2007

The 2007 Annual Meeting of Shareholders of Capitol Bancorp Limited ("Capitol") will be held at the Lansing Center, 333 East Michigan Avenue, Lansing, Michigan on Wednesday, April 25, 2007 at 4:00 p.m., Eastern Standard Time.

A proxy card and a proxy statement are enclosed.

The Annual Meeting is for the purpose of considering and acting upon the following proposals:

1.
To elect a total of 22 directors, 8 directors to hold office for three years, 8 directors to hold office for two years and 6 directors to hold office for one year and until their successors are elected and qualified or upon their earlier resignation or removal.

2.	To approve the Capitol Bancorp Limited 2007 Equity Incentive Plan.
3.	To conduct such other business as may properly come before the Annual Meeting or any adjournments thereof.

Capitol's Board of Directors is not aware of any other business to come before the Annual Meeting.

Action may be taken on the foregoing proposals at the Annual Meeting on the date specified, or on any dates to which, by original or later adjournment, the Annual Meeting may be adjourned. Shareholders of record at the close of business on February 26, 2007 are entitled to vote at the Annual Meeting and any adjournments thereof.

You are asked to fill in and sign the enclosed form of proxy, which is solicited by Capitol's Board of Directors, and to return it promptly in the enclosed envelope or vote by telephone or on the Internet. The proxy will not be used if you attend the Annual Meeting, withdraw your proxy and vote in person.

Lansing, Michigan
March 23, 2007

Important: This notice and the accompanying proxy materials were first mailed to shareholders on or about March 23, 2007. The cost of solicitation of proxies will be borne by Capitol. The prompt return of proxies will save the expense of further requests for proxies in order to obtain a quorum. An addressed envelope is enclosed for your convenience. No postage is required if mailed within the United States. You may also vote your shares by telephone or the Internet.

Capitol Bancorp Center 200 Washington Square North Lansing, Michigan 48933	2777 E. Camelback Road, Suite 375 Phoenix, Arizona 85016

ANNUAL MEETING OF SHAREHOLDERS

PROXY STATEMENT

INFORMATION ABOUT THE ANNUAL MEETING

When is the Annual Meeting?

Wednesday, April 25, 2007 at 4:00 p.m., Eastern Standard Time.

Where will the Annual Meeting be held?

At the Lansing Center, 333 East Michigan Avenue, Lansing, Michigan.

What items will be voted upon at the Annual Meeting?

Shareholders will be voting on the following matters:

1.	The election of 22 directors with differing terms of office.
2.	Approval of the Capitol Bancorp Limited 2007 Equity Incentive Plan.
3.	Other business that may properly come before the Annual Meeting or any adjournment of the Annual Meeting.

VOTING
Who Can Vote?

You are entitled to vote your common stock if Capitol's records show that you held shares of Capitol's common stock as of the close of business on February 26, 2007, the record date.

Each shareholder is entitled to one vote for each share of common stock held on February 26, 2007. On February 26, 2007, there were 17,046,721 shares of common stock issued and outstanding. Common stock is Capitol's only class of voting securities.

Capitol Direct. If you are a participant in the Capitol Bancorp Limited Direct Purchase and Dividend Reinvestment Plan ("Capitol Direct"), you will receive a separate proxy card for shares you hold in that plan, as well as shares you own outside of the plan, if any.

Employee Benefit Plan Shares. If you are a participant in an employee benefit plan of Capitol that allows participant-directed voting of common stock held in that plan, you will receive a separate proxy for shares you hold in that plan, as well as shares you own of record, if any. The trustee of each plan will cause votes to be cast confidentially in accordance with your instructions. If you do not vote, your shares will be voted in the trustee's discretion.

How do I vote?

You can vote on matters that are properly presented at the Annual Meeting in four ways:

•	You can vote by Internet at http://www.cesvote.com, with the voting form in hand, and follow the instructions provided; or
•	You can vote by phone by calling toll-free 1-888-693-8683 on a touch-tone telephone, with the voting form in hand, and follow the instructions; or
•	You can vote by signing and returning the enclosed proxy card in the enclosed envelope; or
•	You may attend the Annual Meeting and cast your vote in person.

If you vote by telephone or the Internet, your electronic vote authorizes the named proxies in the same manner as if you signed, dated and returned your proxy card. If you vote by telephone or the Internet, you should not return your proxy card.

If you sign and return the enclosed proxy card, vote by telephone or via the Internet, the proxies named on the enclosed proxy card will vote your shares of common stock as you instruct. If you do not vote on a proposal, your proxies will vote on your behalf in their discretion on that proposal. Unless you instruct otherwise, your proxies will vote your shares FOR the election of each of the 22 director nominees nominated by Capitol's Board of Directors, FOR the approval of the Capitol Bancorp Limited 2007 Equity Incentive Plan and in their discretion on every other proposal considered at the Annual Meeting.

How do I vote if my shares are held in "street name"?

If your shares are held in the name of your broker, a bank, or other nominee, then that party should give you instructions for voting your shares.

How do I change or revoke my proxy?

Shareholders who execute proxies retain the right to revoke them at any time before they are exercised. Unless revoked, the shares represented by such proxies will be voted at the Annual Meeting and all adjournments thereof. Proxies may be revoked by written notice to the Secretary or by the filing of a later proxy prior to a vote being taken on a particular proposal at the Annual Meeting. A proxy will not be voted if a particular shareholder attends the Annual Meeting and revokes his/her proxy by notifying the Secretary at the Annual Meeting. Any shareholder who attends the Annual Meeting and revokes his/her proxy may vote in person. However, your attendance at the Annual Meeting alone will not revoke your proxy. If you instructed a broker, bank or other nominee to vote your shares and you would like to revoke or change your vote, then you must follow their instructions. Proxies solicited by Capitol's Board of Directors will be voted according to the directions given therein. Where no instructions are indicated, proxies will be voted FOR the nominees for directors and FOR the approval of the Capitol Bancorp Limited 2007 Equity Incentive Plan and in their discretion on every other proposal considered at the Annual Meeting.

If I return my proxy can I still attend the Annual Meeting?

Yes. You are encouraged to mark, sign and date the enclosed form of proxy and return it promptly or vote by telephone or Internet so that your shares will be represented at the Annual Meeting. However, returning a proxy does not affect your right to attend the Annual Meeting and vote your shares in person.

How many votes are required?

The representation in person or by proxy of at least a majority of the outstanding shares of common stock entitled to vote is necessary in order to provide a quorum at the Annual Meeting. Shares represented by proxies marked "Abstain" or "Withheld" and "broker non-votes" are counted in determining whether a quorum is present. (A "broker non-vote" is a proxy submitted by a broker that does not indicate a vote for some or all of the proposals because the broker does not have discretionary voting authority on some types of proposals and has not received instructions from its client as to how to vote a particular proposal.)

A New York Stock Exchange (NYSE) member broker who holds shares in street name for a customer has the authority to vote on certain items if the broker does not receive instructions from the customer. NYSE rules permit member brokers who do not receive instructions to vote on proposal one to elect directors and on proposal two to approve the Capitol Bancorp Limited 2007 Equity Incentive Plan. Proxies that are counted as abstentions and any proxies returned by brokers as "non-votes" on behalf of shares held in street names (because beneficial owners' discretion has been withheld or brokers are not permitted to vote on the beneficial owners' behalf) will be treated as present for purposes of determining whether a quorum is present at the Annual Meeting. However, any shares not voted as a result of an abstention or a broker non-vote will not be counted as voting for or against a particular matter. Accordingly, abstentions and broker non-votes will have no effect on the outcome of a vote.

The election of directors will be by a plurality of votes cast. This means that if there are more nominees than positions to be filled, the nominees who receive the most votes will be elected. In counting votes on the election of directors, abstentions, broker non-votes and other shares not voted will be counted as not voted. These shares will be deducted from the total shares of which a plurality is required. Shareholders are not entitled to cumulative voting rights.

Each other matter to be voted upon at the meeting will be approved if a majority of the shares present or represented at the meeting and entitled to vote on the proposal are voted in favor of such matter. In counting votes on each such matter, abstentions will be counted as voted against the matter and broker non-votes will be counted as not voted on the matter. Shares that are not voted on such matters will be deducted from the total shares of which a majority is required. Shareholders are not entitled to cumulative voting rights.

What is the recommendation of Capitol's Board of Directors?

Capitol's Board recommends that each shareholder vote FOR each of the nominees for the Board of Directors.

Capitol's Board recommends that each shareholder vote FOR approval of the Capitol Bancorp Limited 2007 Equity Incentive Plan.

Who pays for the solicitation of proxies?

The accompanying proxy is being solicited by Capitol's Board of Directors. Capitol will bear the cost of soliciting the proxies. Officers and other management employees of Capitol will receive no additional compensation for the solicitation of proxies and may use mail, e-mail, personal interview and/or telephone.

Does Capitol send multiple proxy statements to two or more security holders who share an address?

Capitol only sends one proxy statement to security holders who share the same address and name unless Capitol has received contrary instructions. If each security holder desires to have their own copy, they may notify Capitol of that fact either orally or in writing. Notifications can be directed to Capitol Bancorp Limited, Capitol Bancorp Center, 200 Washington Square North, Lansing, MI 48933 or via telephone at 517-487-6555. Similarly, security holders may also contact Capitol if they receive multiple copies of the proxy materials and would prefer to receive a single copy in the future.

Can I Receive Proxy Materials and the Annual Report electronically?

This proxy statement and Capitol's 2006 annual report are available on Capitol's website at www.capitolbancorp.com. Instead of receiving paper copies of next year's proxy statement and annual report in the mail, shareholders can elect to receive an e-mail message which will provide a link to these documents on the website. By opting to access your proxy materials online, you will save Capitol the cost of producing and mailing documents to you, reduce the amount of mail you receive and help preserve environmental resources.

Shareholders of record may enroll in the electronic proxy and annual report access service for future annual meetings of shareholders by registering online at www.econsent.com/cbc. If you vote by Internet, simply follow the prompts that will link you to www.cesvote.com. Beneficial or "street name" shareholders who wish to enroll in electronic access service should review the information provided in the proxy materials mailed to them by their bank or broker.

The SEC has recently adopted rules whereby companies would be able to post their annual report and proxy statement online and would only be required to deliver paper copies if the shareholder affirmatively opts to receive paper copies. This rule will apply to Capitol's 2008 proxy statement and 2007 annual report. It does not affect your rights to receive this year's materials.

When are shareholders' proposals for Capitol's 2008 Annual Meeting due?

In order for a shareholder proposal to be considered for inclusion in Capitol's proxy statement for the 2008 Annual Meeting, the written proposal must be received at Capitol's principal executive offices at Capitol Bancorp Limited, Capitol Bancorp Center, 200 Washington Square North, Lansing, Michigan 48933, Attention: Corporate Secretary, on or before December 1, 2007. The use of certified mail, return receipt requested, is advised. The proposal must comply with Securities and Exchange Commission regulations regarding the inclusion of shareholder proposals in company-sponsored proxy materials.

Capitol's bylaws provide that a shareholder may nominate a director for election at the annual meeting or may present from the floor a proposal that is not included in the proxy statement if proper written notice is received by the Secretary of Capitol at its principal executive offices in Lansing, Michigan, at least 120 days and no more than 180 days in advance of the anniversary of the prior year's annual meeting. For the 2008 Annual Meeting, director nominations and shareholder proposals must be received no later than December 27, 2007 and no earlier than October 28, 2007. The nomination or proposal must contain the specific information required by Capitol's bylaws. You may request a copy of Capitol's bylaws by contacting Capitol's Corporate Secretary, Capitol Bancorp Limited, Capitol Bancorp Center, 200 Washington Square North, Lansing, Michigan 48933, telephone (517) 487-6555. Shareholder proposals that are received by Capitol after December 27, 2007, may not be presented in any manner at the 2008 annual meeting.

PROPOSAL ONE: ELECTION OF DIRECTORS

Capitol's bylaws (as amended and restated) establish that the number of directors shall not be less than five (5) nor more than twenty-five (25). Currently, Capitol's Board has set the number of directors at twenty-two (22). The bylaws provide that its board of directors be split into three (3) classes, Class I, Class II and Class III. Class III and Class II each will have eight (8) directors and Class I will have six (6) directors. At Capitol's 2007 Annual Meeting, the Board of Directors will consist of twenty-two (22) members, all of whom will be elected at the Annual Meeting. Class I directors will be elected for a term of one (1) year, Class II directors will be elected for a term of two (2) years and Class III directors will be elected for a term of three (3) years. Accordingly, next year shareholders will be electing only Class I directors, at which time they will be up for election for a term of three (3) years. Going forward, shareholders will elect each year one class of directors for a term of three (3) years. The individuals elected as Class III directors at the 2007 Annual Meeting will hold office for a term expiring at the 2010 Annual Meeting of shareholders and upon the election and qualification of their respective successors or upon their earlier resignation or removal. The individuals who are elected as Class II directors at the 2007 Annual Meeting will hold office for a term expiring at the 2009 Annual Meeting of shareholders and upon the election and qualification of their respective successors or upon their earlier resignation or removal. The individuals who are elected as Class I directors at the 2007 Annual Meeting will hold office for a term expiring at the 2008 Annual Meeting of shareholders and upon the election and qualification of their respective successors or upon their earlier resignation or removal.

Unless otherwise directed in the proxy, the persons named in the proxy intend to vote the shares represented by each properly executed proxy for the election of the directors for a one-year, two-year or three-year term, respectively, and until their successors are duly elected and qualified or until their earlier resignation or removal. If any nominee at the time of election is unavailable or unwilling to serve, a contingency which is not presently anticipated, it is intended that the persons named in the proxy will vote for an alternate nominee, if designated by the Board. Proxies may be voted only for the nominees named or such alternates. The eight (8) nominees receiving the highest number of votes for Class III and II directors will be elected directors and the six (6) nominees receiving the highest number of votes for Class I directors will be elected directors. All of the nominees are currently directors of Capitol.

There are no arrangements or understandings between any nominee or any of Capitol's directors or executive officers and any other person pursuant to which that nominee or director or executive officer was nominated or elected as a director or an executive officer of Capitol or any of its subsidiaries.

No director or executive officer of Capitol is a party to any material legal proceedings or has a material interest in any such legal proceedings that is adverse to Capitol or any of its subsidiaries.

The following table sets forth the nominees, their class (I, II or III) and information furnished by them regarding their age and principal occupation shown for at least the past five years, as of February 1, 2007. Except as otherwise disclosed in the biographical information, no director nominee, director or executive officer is related to any other director nominee, director or executive officer by blood, marriage or adoption. All nominees were nominated by the Nominating and Governance Committee:

Class I Directors
Nominees for Election as a Director for Terms expiring in 2008.

Lyle W. Miller
Vice Chairman of the Board of Capitol. Mr. Miller is President of L.W. Miller Holding Company. He formerly was a director of Sun Community Bancorp Limited, which was merged with and into Capitol. Mr. Miller is 63 years of age and has served as a founding director of Capitol and/or its first bank affiliate since 1982. Mr. Miller also serves as a member of the Board of Directors of Amera Mortgage Corporation, Capitol's mortgage affiliate.

Paul R. Ballard
Mr. Ballard is a retired Executive Vice President of Capitol and retired President and Chief Executive Officer of Portage Commerce Bank, Capitol's second bank affiliate. Mr. Ballard has been a director of Capitol since 1990. Mr. Ballard is 57 years of age.

Michael F. Hannley
Mr. Hannley is the President and Chief Executive Officer of Capitol's affiliate, Bank of Tucson. He formerly served on the Board of Directors of Capitol's affiliates Sun Community Bancorp Limited and Nevada Community Bancorp Limited, which were merged with and into Capitol. He currently serves on the Board of Directors of Bank of Santa Barbara, an affiliate of Capitol. Mr. Hannley is 58 years of age and has served on Capitol's board since 2002. Mr. Hannley is the brother-in-law of Ronald K. Sable.

Richard A. Henderson
Mr. Henderson, a certified public accountant, is president of Henderson & Associates, P.C. Mr. Henderson has served on the Board of Directors of Capitol National Bank, an affiliate of Capitol, since 1992. Mr. Henderson is 55 years of age and has served on Capitol's board since 2006.

Lewis D. Johns
Mr. Johns is the President of Mid-Michigan Investment Company. Mr. Johns formerly served as a member of the Board of Directors of Capitol's affiliate, Nevada Community Bancorp Limited, which was merged with and into Capitol. He has served on the board of Capitol and/or Capitol's first bank affiliate since 1982 as a founding director and is 63 years of age.

Cristin K. Reid
Corporate President of Capitol. Ms. Reid was previously Chief Operating Officer, Chief Administrative Officer, Executive Vice President, General Counsel, and has served in other varying capacities at Capitol since 1997. She joined Capitol's Board of Directors in 2001. She formerly served on the board of Capitol's affiliates Nevada Community Bancorp Limited, which was merged with and into Capitol, Camelback Community Bank, Portage Commerce Bank, Ann Arbor Commerce Bank and currently is a member of the Board of Directors of Capitol's affiliate Capitol National Bank and the Chairperson and Chief Executive Officer of Capitol Development Bancorp Limited I, II, III, IV, V and VI. Ms. Reid is 38 years of age, is a daughter of Joseph D. Reid and wife of Brian K. English, Capitol's general counsel.

Class II
Nominees for Election as a Director for Terms expiring in 2009.

David O'Leary
Secretary of Capitol. Mr. O'Leary is the Chairman of O'Leary Paint Company. Mr. O'Leary has been a founding director of Capitol and/or its first bank affiliate since 1982 and is 76 years of age. He formerly served on the Board of Directors of Capitol's affiliate First California Northern Bancorp, which was merged with and into Capitol. Mr. O'Leary also serves as a director of the Bank of San Francisco, an affiliate of Capitol.

Michael J. Devine
Mr. Devine is an Attorney at Law, and was previously a member of the Board of Directors of Sun Community Bancorp Limited, which was merged with and into Capitol. Mr. Devine is 65 years of age and has served as a director of Capitol since 2002 and currently serves as a director and/or Chairman of eleven of Capitol's bank affiliates.

Gary A. Falkenberg, D.O.	Dr. Falkenberg specializes in osteopathic medicine. Dr. Falkenberg has served as a founding director of Capitol and/or its first bank affiliate since 1982. Dr. Falkenberg is 68 years of age.
Joel I. Ferguson
Mr. Ferguson is the Chairman of Ferguson Development, LLC and a director of Maxco, Inc. Mr. Ferguson formerly served as a member of the Board of Directors of Capitol's affiliate, Nevada Community Bancorp Limited, which was merged with and into Capitol. Mr. Ferguson joined the board of Capitol and/or its first bank affiliate in 1982 as a founding director. Mr. Ferguson is 68 years of age.

H. Nicholas Genova
Mr. Genova is the Chairman and Chief Executive Officer of Washtenaw News Company, Inc. and the President of H. N. Genova Development Company and Delivery Unlimited. Mr. Genova also serves on the board of Ann Arbor Commerce Bank, an affiliate of Capitol. Mr. Genova was elected to Capitol's board in 1992 and is 67 years of age.

John S. Lewis
Mr. Lewis is the President, Western Regions, and Director of Capitol. Mr. Lewis was Vice Chairman and President and a member of the board of Capitol's affiliate Sun Community Bancorp Limited which was merged with and into Capitol, from 1999 to 2001. Mr. Lewis currently serves as a member of the board and/or chairman of several of Capitol's affiliates. Mr. Lewis was elected to Capitol's board in 2002 and is 53 years of age.

Leonard Maas
Mr. Maas is the President of L & M Maas Investments, LLC. Mr. Maas was formerly the President of Gillisse Construction Company and a partner of CP Limited Partnership. Mr. Maas is also a member of the Board of Directors of Paragon Bank & Trust, an affiliate of Capitol. Mr. Maas was elected to the board of Capitol in 1995 and is 85 years of age.

Myrl D. Nofziger
Mr. Nofziger is the President of Hoogenboom Nofziger and previously served as a member of the Board of Directors of Capitol's affiliate Indiana Community Bancorp Limited, which was merged with and into Capitol. Mr. Nofziger was elected to the board of Capitol in 2003 and is 66 years of age.

Class III
Nominees for Election as a Director for Terms expiring in 2010.

Joseph D. Reid
Chairman of the Board, CEO and founder of Capitol. Mr. Reid served as Chairman and CEO of Sun Community Bancorp Limited which was merged with and into Capitol. Mr. Reid also serves as the Chairman of several of Capitol's bank subsidiary affiliates. He has served as a director of Capitol and/or its first bank affiliate since inception in 1982. Mr. Reid is 64 years of age.

Robert C. Carr
Vice Chairman of the Board of Capitol. Mr. Carr was formerly Executive Vice President of Capitol, the President and CEO of Capitol National Bank, Capitol's first bank affiliate, and currently serves as that bank's Chairman. He also serves as Chairman of other Capitol affiliates. Mr. Carr is 67 years of age and has served as a founding director of Capitol and/or its first affiliate since 1982.

Michael L. Kasten
Vice Chairman of the Board of Capitol. Mr. Kasten is the Managing Partner of Kasten Investments, L.L.C. He formerly was Vice Chairman and Director of Sun Community Bancorp Limited, which was merged with and into Capitol, and currently serves as Director, Chairman and/or Vice Chairman of several Capitol affiliates. Mr. Kasten is 61 years of age and has served as a director since 1990.

David L. Becker
Mr. Becker is the retired founder of Becker Insurance Agency, P.C. Mr. Becker was elected to the board of Capitol in 1990, and serves as a charter member of the Board of Directors of Portage Commerce Bank, an affiliate of Capitol. Mr. Becker is 71 years of age.

Douglas E. Crist	Mr. Crist is the President of Developers of SW Florida, Inc. Mr. Crist has served as a founding director of Capitol and/or its first bank affiliate since 1982. Mr. Crist is 66 years of age.
James C. Epolito
Mr. Epolito is the President and Chief Executive Officer of the Michigan Economic Development Corporation, a position he has held since 2005. Prior to that, he was the President and Chief Executive Officer of the Accident Fund Company. Mr. Epolito was elected to Capitol's board in 1999 and is 51 years of age.

Kathleen A. Gaskin
Ms. Gaskin is an Associate Broker and State Appraiser for Tomie Raines, Inc. Realtors. Ms. Gaskin has been a member of the Board of Directors of Capitol and/or its first bank affiliate since 1982 as a founding director. Ms. Gaskin is 65 years of age.

Ronald K. Sable
Mr. Sable is the President of Concord Solutions Ltd. He was formerly Senior Vice President, Public Sector, of Guardent, Inc. Mr. Sable previously served as a member of the Board of Directors of Capitol's affiliate Sun Community Bancorp Limited, which was merged with and into Capitol. Mr. Sable was elected to the board of Capitol in 2002 and is 65 years of age. Mr. Sable is the brother-in-law of Michael F. Hannley.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS
VOTE "FOR" THE ELECTION OF THE NOMINEES.

PROPOSAL TWO: APPROVAL OF CAPITOL BANCORP LIMITED 2007 EQUITY INCENTIVE PLAN

Capitol's Board of Directors recommended presenting the Capitol Bancorp Limited 2007 Equity Incentive Plan (the "2007 Plan"), for approval to Capitol's shareholders. The following summary of the 2007 Plan is subject to the specific provisions contained in the complete text of the 2007 Plan. A copy of the 2007 Plan is attached to this proxy statement as Annex A and is herein incorporated by reference.

Capitol's Board of Directors believes that using long-term incentives under the 2007 Plan will be beneficial to Capitol as a means to promote the success and enhance the value of Capitol by linking the personal interests of its employees and directors to those of its shareholders and by providing such individuals with an incentive for outstanding performance. These incentives also provide Capitol flexibility in its ability to attract and retain the services of individuals upon whose judgment, interest and special effort the successful conduct of Capitol's operation is largely dependent.

Capitol is a rapidly growing and geographically diverse company. Prior to a recent change in accounting rules for stock options, which became effective for Capitol on January 1, 2006, Capitol used stock options as a way of attracting and retaining quality senior management and directors. Capitol believes that equity compensation is an effective way of providing incentives to its senior management and ensuring that their interests are aligned with those of the shareholders.

The 2007 Plan limits the use of equity compensation to not more than 2% of the outstanding shares of Capitol annually. For the year 2007, that maximum would permit up to 350,000 shares to be issued as equity compensation.

Capitol's Compensation Committee and board of directors agree that providing up to 2% of the outstanding shares on an annual basis will be sufficient to balance the need to attract new and retain existing executives using equity compensation and limit the total number of shares that may be issued to minimize any dilution to existing shareholders.

SUMMARY OF THE CAPITOL BANCORP LIMITED 2007 EQUITY INCENTIVE PLAN

THE FOLLOWING IS ONLY A SUMMARY OF THE CAPITOL BANCORP LIMITED 2007 EQUITY INCENTIVE PLAN. IT DOES NOT PURPORT TO BE COMPLETE. PLEASE REFER TO THE FULL PLAN ATTACHED AS ANNEX A FOR FULL DETAILS.

The 2007 Plan provides for the grant of the following types of incentive awards: (i) stock options, (ii) stock appreciation rights, (iii) restricted stock, (iv) restricted stock units, (v) performance shares and performance units, and (vi) other stock awards. Each of these is referred to individually as an "Award."  Those who will be eligible for Awards under the 2007 Plan include employees, directors and consultants who provide services to Capitol and its affiliates. All employees, officers and directors are eligible to be selected by the administrator of the 2007 Plan to receive Awards.

Number of Shares of Common Stock Available Under the 2007 Plan.   Subject to receipt of shareholders' approval, the Board has approved up to 350,000 shares of Capitol's common for issuance under the 2007 Plan. The number of shares available for issuance under the 2007 Plan will be increased on January 1 of each year beginning with January 1, 2008 in an amount up to a maximum of two percent (2%) of the outstanding shares on December 31 of the immediately preceding year.

If Capitol declares a stock dividend or engages in a reorganization or other change in its capital structure, including a merger, the Board shall adjust the number of shares (i) available for issuance under the 2007 Plan, (ii) subject to outstanding Awards, and (iii) specified as per-person limits on Awards, as appropriate to reflect the change.

Administration of the 2007 Plan.   Capitol's Board, or a committee of directors or of other individuals satisfying applicable laws and appointed by the Board, will administer the 2007 Plan. To make grants to certain Capitol's officers and key employees, members of the committee must qualify as "non-employee directors" under Rule 16b-3 of the Securities Exchange Act of 1934, and as "outside directors" under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") (so that Capitol can receive a federal tax deduction for certain compensation paid under the Plan). Subject to the terms of the 2007 Plan, Capitol's Board or its committee has the sole discretion to select the employees, consultants, and directors who will receive Awards, determine the terms and conditions of Awards, and to interpret the provisions of the 2007 Plan and outstanding Awards. Notwithstanding the foregoing, the Board or committee may not modify or amend an option or stock appreciation right to reduce the exercise price of that Award after it has been granted or to cancel any outstanding option or stock appreciation right and replace it with a new option or stock appreciation right with a lower exercise price. The Board or other committee administering the 2007 Plan is referred to below as the "Administrator."

Stock Options.  The Administrator is able to grant nonstatutory stock options and incentive stock options under the 2007 Plan. The Administrator determines the number of shares subject to each stock option, although the 2007 Plan provides that a participant may not receive stock options for more than 250,000 shares of common stock in any fiscal year, except in connection with his or her initial service with Capitol, in which case he or she may be granted an option to purchase up to an additional 250,000 shares of common stock.

The Administrator determines the exercise price of stock options granted under the 2007 Plan, provided the exercise price must be at least equal to the fair market value of Capitol's common stock on the date of grant. In addition, the exercise price of an incentive stock option granted to any participant who owns more than 10% of the total voting power of all classes of Capitol's outstanding stock must be at least 110% of the fair market value of the common stock on the grant date.

The term of a stock option may not exceed seven years, except that, with respect to any participant who owns 10% of the voting power of all classes of Capitol's outstanding capital stock, the term of an incentive stock option may not exceed five years.

After a termination of service with Capitol, a participant may exercise any vested portion of his or her stock options for the period of time stated in the Award agreement. If no such period of time is stated in the participant's Award agreement, the participant will generally be able to exercise his or her stock options for (i) three months following his or her termination for reasons other than death or disability, and (ii) twelve months following his or her termination due to death or disability. If a participant is terminated for cause, the stock option will immediately terminate. In no event may a stock option be exercised later than the expiration of its term.

Stock Appreciation Rights. The Administrator may grant stock appreciation rights, which are the rights to receive compensation based on the appreciation in fair market value of Capitol's common stock between the exercise date and the date of grant. Capitol may pay the compensation amount in cash, shares of Capitol's common stock or a combination thereof. Stock appreciation rights become exercisable at the times and on the terms established by the Administrator, subject to the terms of the 2007 Plan. The Administrator, subject to the terms of the 2007 Plan, will have complete discretion to determine the terms and conditions of stock appreciation rights granted under the 2007 Plan, provided, however, that the exercise price may not be less than 100% of the fair market value of a share on the date of grant and the term of a stock appreciation right may not exceed seven years. No participant will be granted stock appreciation rights covering the equivalent of more than 250,000 common shares during any fiscal year, except that a participant may be granted stock appreciation rights covering up to the equivalent of an additional 250,000 common shares in connection with his or her initial service as an employee with Capitol.

After termination of service with Capitol, a participant may exercise the vested portion of his or her stock appreciation rights for the period of time stated in the Award agreement. If no such period of time is stated in a participant's Award agreement, a participant will generally be able to exercise his or her stock appreciation right for (i) three months following his or her termination for reasons other than cause, death, or disability, and (ii) twelve months following his or her termination due to death or disability. If a participant is terminated for cause, the stock appreciation right will immediately terminate. In no event will a stock appreciation right be permitted to be exercised later than the expiration of its term.

Restricted Stock.  Awards of restricted shares of common stock are rights to acquire or purchase shares of Capitol common stock, which vest in accordance with the terms and conditions established by the Administrator in its sole discretion. For example, the Administrator may set restrictions based on the achievement of specific performance goals. The Award agreement will generally grant Capitol a right to repurchase or reacquire the shares upon the termination of the participant's service with Capitol for any reason (including death or disability). The Administrator will determine the number of shares granted pursuant to an Award of restricted common stock, but no participant will be granted a right to purchase or acquire more than 125,000 shares of restricted common stock during any fiscal year, except that a participant may be granted up to an additional 250,000 shares of restricted common stock in connection with his or her initial employment with Capitol.

Restricted Stock Units. Awards of restricted stock units result in a payment to a participant only if the vesting criteria the Administrator establishes is satisfied. For example, the Administrator may set restrictions based on the achievement of specific performance goals. Upon satisfying the applicable vesting criteria, the participant will be entitled to a compensation payout specified in the Award agreement. Notwithstanding the foregoing, at any time after the grant of restricted stock units, the Administrator may reduce or waive any vesting criteria that must be met to receive a payout. The Administrator, in its sole discretion, may pay earned restricted stock units in cash, shares of Capitol's common stock, or a combination thereof. Restricted stock units fully paid by Capitol in cash will not reduce the number of shares available for grant under the 2007 Plan. On the date set forth in the Award agreement, all unearned restricted stock units will be forfeited to Capitol. The Administrator determines the number of restricted stock units granted to any participant, but during any fiscal year of Capitol, no participant may be granted more than 125,000 restricted stock units during any fiscal year, except that the participant may be granted up to an additional 250,000 restricted stock units in connection with his or her initial employment to Capitol.

Performance Units and Performance Shares.  The Administrator may grant performance units and performance shares, which are Awards that will result in a payment to a participant only if the performance goals or other vesting criteria the Administrator may establish are achieved or the Awards otherwise vest. The Administrator will establish performance or other vesting criteria in its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of performance units and shares of Capitol common stock based on performance units to be paid out to participants. Notwithstanding the foregoing, after the grant of performance units or shares of Capitol common stock based on performance units, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such performance units or shares of Capitol common stock based on performance units. During any fiscal year, no participant will receive more than 125,000 shares of Capitol common stock based on performance units and no participant will receive performance units having an initial value greater than $1,000,000, except that a participant may be granted shares of Capitol common stock based on performance units covering up to an additional 250,000 shares in connection with his or her initial employment with Capitol. Performance units will have an initial dollar value established by the Administrator on or before the date of grant. Shares of Capitol common stock based on performance units will have an initial value equal to the fair market value of a share of Capitol's common stock on the grant date.

Performance Goals. Awards of restricted stock, restricted stock units, performance shares, performance units and other incentives under the 2007 Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) of the Code and may provide for a targeted level or levels of achievement including: assets; ratings by rating agencies; cash flow; cash position; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings per share; economic profit; economic value added; equity or shareholders' equity; growth in earnings; growth in revenue; market share; net income; net profit; noninterest income as percent of total revenue; operating earnings; operating income; income before income taxes; ratio of debt to debt plus equity; ratio of operating earnings to capital outlay; return on equity; return on assets; revenues; or total return to shareholders. The performance goals may differ from participant to participant and from Award to Award and may be used to measure the performance of Capitol as a whole or a business unit of Capitol and may be measured relative to a peer group or index.

Transferability of Awards. Awards granted under the 2007 Plan are generally not transferable, and all rights with respect to an Award granted to a participant generally will be available during a participant's lifetime only to the participant.

Change of Control. In the event of a change of control of Capitol, each outstanding Award will be assumed or an equivalent option or right substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that a successor corporation, or the parent or subsidiary of the successor corporation, refuses to assume or substitute for the Award, the participant will fully vest in and have the right to exercise all of his or her outstanding options or stock appreciation rights, including shares of common stock as to which such Awards would not otherwise be vested or exercisable, all restrictions on restricted stock will lapse, and, with respect to restricted stock units, shares of Capitol common stock based on performance units and performance units, all performance goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met. In addition, if a stock option or stock appreciation right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a change of control, the Administrator will notify the participant in writing or electronically that the option or stock appreciation right will be fully vested and exercisable for a period of time determined by the Administrator in its sole discretion, and the option or stock appreciation right will terminate upon the expiration of such period.

Amendment and Termination of the 2007 Plan.   The Administrator will have the authority to amend, alter, suspend or terminate the 2007 Plan, except that shareholder approval will be required for any amendment to the Plan to the extent required by any applicable laws. No amendment, alteration, suspension or termination of the 2007 Plan will impair the rights of any participant, unless mutually agreed otherwise between the participant and the Administrator and which agreement must be in writing and signed by the participant and Capitol. The 2007 Plan will terminate on March 2, 2017, unless Capitol's Board of Directors terminates it earlier.

Number of Awards Granted to Employees, Consultants, and Directors. The number of Awards that an employee, director or consultant may receive under the 2007 Plan is in the discretion of the Administrator and therefore cannot be determined in advance.

Nonstatutory Stock Options.   No taxable income is reportable when a nonstatutory stock option with an exercise price equal to the fair market value of the underlying common stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (as of the exercise date) of the shares purchased over the exercise price of the stock option. Any taxable income recognized in connection with a stock option exercise by an employee of Capitol is subject to tax withholding by Capitol. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Incentive Stock Options.   No taxable income is reportable when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax, in which case taxation is the same as for nonstatutory stock options). If a participant exercises the incentive stock option and then later sells or otherwise disposes of the resulting shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the stock option and then later sells or otherwise disposes of the resulting shares before the end of the two- or one-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option.

Stock Appreciation Rights.   No taxable income is reportable when a stock appreciation right with an exercise price equal to the fair market value of the underlying common stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Restricted Common Stock, Restricted Stock Units, Performance Units and Performance Shares.   A participant generally will not have taxable income at the time an Award of restricted common stock, restricted stock units, shares of Capitol common stock based on performance units or performance units are granted. Instead, he or she will recognize ordinary income in the first taxable year in which his or her interest in the shares underlying the Award becomes either (i) freely transferable, or (ii) no longer subject to substantial risk of forfeiture. However, the recipient of a restricted stock Award may elect to recognize income at the time he or she receives the Award in an amount equal to the fair market value of the shares underlying the Award (less any cash paid for the shares) on the date the Award is granted.

Tax Effect for Capitol.   Capitol generally will be entitled to a tax deduction in connection with an Award under the 2007 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option). Special rules limit the deductibility of compensation paid to Capitol's Chief Executive Officer and to each of its four most highly compensated executive officers. Under Section 162(m) of the Code, the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, Capitol can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met. These conditions include shareholder approval of the

2007 Plan, setting limits on the number of Awards that any individual may receive and for Awards other than certain stock options, establishing performance criteria that must be met before the Award actually will vest or be paid. The 2007 Plan has been designed to permit the Administrator to grant Awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting Capitol to continue to receive a federal income tax deduction in connection with such Awards.

New Plan Benefits. No benefits or amounts have been granted, awarded or received under the 2007 Plan. In addition, the Administrator in its sole discretion will determine the number and types of awards that will be granted. Thus, it is not possible to determine the benefits that will be received by eligible participants if the 2007 Plan is approved by Capitol's shareholders. The closing price of a share of Capitol's common stock as reported on the New York Stock Exchange on March 9, 2007, was $38.88.

Equity Compensation Plan Information

The following table summarizes information regarding Capitol's equity compensation plans in effect as of December 31, 2006:
	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	Weighted-average exercise price of outstanding options, warrants and rights (1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders*	2,011,323	$28.72	41,160
Equity compensation plans not approved by security holders(1)	44,830	20.95	- - -
Equity Compensation Plans Resulting from share exchanges	513,938	20.09	- - -

Total	2,570,091	$26.86	41,160

(1)	Options issued pursuant to employment agreements with various officers of Capitol and its subsidiaries.
*	Does not include shares that may be issued if Capitol elects to pay amounts made under the Capitol Bancorp Ltd. Management Incentive Plan in the form of shares of Capitol's common stock.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND CAPITOL WITH RESPECT TO THE GRANT AND EXERCISE OF AWARDS UNDER THE PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT'S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

VOTES REQUIRED AND BOARD RECOMMENDATION

Capitol's Executive Committee and Compensation Committee have approved presenting the Capitol Bancorp Limited 2007 Equity Incentive Plan for and recommended the 2007 Plan to Capitol's shareholders for their approval. The Board believes that limiting the equity incentive shares available provides the flexibility to Capitol to offer equity compensation while minimizing dilution to existing shareholders. Approval of the Capitol Bancorp Limited 2007 Equity Incentive Plan requires an affirmative vote of shareholders holding a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal. For purposes of counting votes on this proposal, abstentions will be counted as voted against the proposal. Broker non-votes will not be counted as voted on the proposal, and the number of shares of which a majority is required will be reduced by the number of shares not voted.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR"
THE APPROVAL OF THE CAPITOL BANCORP LIMITED 2007 EQUITY INCENTIVE PLAN.

ROLE OF THE BOARD

Pursuant to Michigan law and Capitol's bylaws, Capitol's business, property and affairs are managed under the direction of its Board of Directors. The Board of Directors has responsibility for establishing broad corporate policies and for Capitol's overall performance and direction, but is not involved in Capitol's day-to-day operations. Members of the Board of Directors are kept informed of the issues facing Capitol by participating in Board and committee meetings and by reviewing information provided to them on a periodic basis. Board members also have discussions with Capitol's executive officers to update them on Capitol.

Capitol's Board of Directors currently consists of 22 members, a majority of whom are "independent" as defined under the corporate governance standards of the NYSE. The Board has adopted categorical standards for determining whether a director is independent and has no material relationships with Capitol. Under these standards, absent other material relationships with Capitol that the Board of Directors believes to jeopardize a director's independence from management, a director will be independent unless the director or any of his or her immediate family members had any of the following relationships with Capitol: employment during any of the past three years (as an executive officer in the case of family members); the receipt of more than $100,000 per year in direct compensation (other than director fees and pension or other forms of deferred compensation for prior service not contingent upon continued service) during any of the past three years; affiliation or employment with a present or former internal or external auditor during any of the past three years; employment with another company where any executive officers of Capitol serve on that company's compensation committee during any of the past three years; being an executive officer of a charitable organization to which Capitol contributed the greater of $1 million or 2% of such charitable organization's consolidated gross revenues in any single fiscal year during the preceding three years; or being an executive officer of a company that makes payments to, or receives payments from, Capitol for property or services in a fiscal year in an amount in excess of the greater of $1 million or two percent (2%) of such other company's consolidated gross revenues.

In addition, if any business relationship described in the last clause of the preceding paragraph is a lending relationship, deposit relationship, or other banking or commercial relationship between Capitol, on the one hand, and an entity with which the director or family member is affiliated by reason of being a director, officer or a significant shareholder thereof, on the other hand, such relationships must meet the following criteria: (1) it must be in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons; and (2) with respect to extensions of credit by an affiliate or subsidiary of Capitol to such entity: (a) such extensions of credit have been made in compliance with applicable law, including Regulation O of the Board of Governors of the Federal Reserve and Section 13(k) of the Exchange Act and (b) no event of default has occurred and is continuing beyond any period of cure.

Capitol's Board of Directors considers all relevant facts and circumstances and the application of the categorical standards and, based on its review of this information, affirmatively determined that the directors identified below as "independent" do not have any material relationships with Capitol. There were not any transactions, relationships or relationships not disclosed pursuant to Item 404(a) of Regulation S-K that were considered by the Board of Directors under the applicable independence definitions in determining that the director is independent.

    Following are the names of each current member of Capitol's Board of Directors for whom an affirmative determination of independence has been made:

Louis G. Allen*	Paul R. Ballard	David L. Becker
Douglas E. Crist	James C. Epolito	Gary A. Falkenberg
Joel I. Ferguson	Kathleen A. Gaskin	H. Nicholas Genova
Richard A. Henderson	Lewis D. Johns	Michael L. Kasten
Leonard Maas	Myrl D. Nofziger	David O'Leary
* Mr. Allen retired from the Board earlier in 2007 and is not standing for re-election.

In addition, based on such standards, the Board of Directors determined that: (a) Robert C. Carr is not independent because he is a former executive Vice President of Capitol; (b) Michael J. Devine is not independent because a significant portion of his income is generated from his service to Capitol and its subsidiaries as a consultant; (c) Michael F. Hannley is not independent because he is President and CEO of Bank of Tucson, an affiliate of Capitol; (d) John S. Lewis is not independent because he is President of the Western Regions of Capitol; (e) Lyle W. Miller is not independent because his son received compensation in excess of $100,000 from Capitol during the past 12 months; (f) Joseph D. Reid is not independent because he is the Chief Executive Officer and Chairman of Capitol and holds more than 5% of the outstanding shares of Capitol's common stock; (g) Cristin K. Reid is not independent because she is the Corporate President of Capitol; and (h) Ronald K. Sable is not independent because his brother-in-law, Michael F. Hannley, received compensation in excess of $100,000 from Bank of Tucson, an affiliate of Capitol, over the past 12 months.

CORPORATE GOVERNANCE

Corporate Governance Guidelines and Code of Ethics

The Board of Directors is committed to good corporate governance and believes that an attentive, performing board is a tangible competitive advantage. With that commitment, during the past year the Board has reviewed Capitol's corporate governance policies and practices and has assured itself Capitol is adhering to the rules of the Securities and Exchange Commission ("SEC") and the revised listing standards of the NYSE. In addition, the Board has implemented other corporate governance practices and procedures on a best practices basis.

Capitol has adopted corporate governance guidelines which are available at www.capitolbancorp.com by first clicking "GOVERNANCE" and then "Governance Guidelines." These principles were adopted by the Board to best ensure that the Board is independent from management, that the Board adequately performs its function as the overseer of management and to help ensure that Board and management interests align with the interests of the shareholders.

Capitol has adopted a Code of Ethics that applies to its senior financial officers, including its principal executive officer and its principal financial officer. Capitol's other corporate governance documents, including its Code of Ethics, charters of committees of the Board and other important policies, are also available on its website at www.capitolbancorp.com. Each of these is also available in print to any shareholder, without charge, upon request to the Secretary of Capitol at Capitol Bancorp Limited, Capitol Bancorp Center, 200 Washington Square North, Lansing, MI 48933. As permitted by SEC rules, Capitol intends to post on its website any amendment to, or waiver from, any provision in the Code of Ethics that applies to its chief executive officer, chief financial officer, the controller or persons performing similar functions, and that relates to any element of the standards enumerated in the rules of the SEC.

Nominations for Directors

The Nominating and Governance Committee will consider nominees for director recommended by shareholders. A shareholder wishing to recommend a director candidate for consideration by the Nominating and Governance Committee should send such recommendation to the Secretary of Capitol at Capitol Bancorp Limited, Capitol Bancorp Center, 200 Washington Square North, Lansing, Michigan 48933, who will then forward it to the Nominating and Governance Committee. Any such recommendation should include a description of the candidate's qualifications for board service, the candidate's written consent to be considered for nomination and to serve if nominated and elected, addresses and telephone numbers for contacting the shareholder and the candidate for more information and any other information concerning such candidate that must be disclosed as to nominees in proxy solicitations pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended. A shareholder who wishes to nominate an individual as a director candidate at the annual meeting of shareholders rather than recommend the individual to the Nominating and Governance Committee as a nominee must comply with the advance notice requirements set forth in Capitol's bylaws, as amended (see "Shareholder Proposals" for more information on these procedures).

The Board of Directors and the Nominating and Governance Committee periodically review the size of the Board of Directors. In considering candidates for the Board of Directors, the Nominating and Governance Committee considers the entirety of each candidate's credentials and does not have any specific minimum qualifications that must be met by a Nominating and Governance Committee recommended nominee.

The Nominating and Governance Committee is guided by the following basic selection criteria for all nominees: independence; highest character and integrity; experience and understanding of strategy and policy-setting; reputation for working constructively with others; and sufficient time to devote to board matters. The Nominating and Governance Committee also gives consideration to diversity, age, experience and specialized expertise in the context of the needs of the Board of Directors as a whole.

Each nominee to be elected to the Board at this year's annual meeting is currently a director of Capitol standing for re-election. The Nominating and Governance Committee and its Board of Directors believe that all of such nominees satisfy the above described director standards. Accordingly, all of such nominees were selected for re-election by the Board of Directors. With respect to this year's annual meeting of shareholders, no nominations for director were received from shareholders.

Communications with the Board

You may send communications to Capitol's Board of Directors and to individual directors. Such communications should be submitted in writing addressed to Capitol's Board of Directors or to one or more named individual directors in care of David O'Leary, Secretary, Capitol Bancorp Limited, Capitol Bancorp Center, 200 Washington Square North, Lansing, Michigan 48933. All such communications will be forwarded promptly to Capitol's Board of Directors or such named individual directors.

Under NYSE corporate governance listing standards, Michael L. Kasten has been designated as the presiding non-management director to lead non-management director's meetings of the Board. Capitol's non-management directors meet at regularly scheduled executive sessions without management present. The directors hold these regularly scheduled meetings to provide opportunity for open discussion regarding Capitol and its management. Shareholders and other interested parties may communicate with Capitol's presiding non-management director or non-management independent directors as a group by writing to "Presiding Non-Management Director" (if the intended recipient is the presiding non-management director or the non-management directors as a whole), c/o Secretary, Capitol Bancorp Limited, Capitol Bancorp Center, 200 Washington Square North, Lansing, Michigan 48933. Inquiries sent by mail will be reviewed by Capitol's Secretary and, if they pertain to the functions of the Board or Board committees or if the Secretary otherwise determines that they should be brought to the intended recipient's attention, they will be forwarded to the intended recipient. Concerns relating to accounting, internal controls, auditing or compliance matters will be brought to the attention of Capitol's Audit Committee and handled in accordance with procedures established by the Audit Committee with respect to such matters.

The review of these communications by Capitol's Secretary will be performed with a view that the integrity of this process be preserved. For example, items that are unrelated to the duties and responsibilities of the Board, such as personal employee complaints, product inquiries, new product suggestions, resumes and other forms of job inquiries, surveys, business solicitations or advertisements, will not be forwarded to those individuals. In addition, material that is considered to be hostile, threatening, illegal or similarly unsuitable will not be forwarded to them. Except for these types of items, the Secretary will promptly forward written communications to the intended recipient. Within the above guidelines, the independent directors have granted the Secretary discretion to decide what correspondence should be shared with Capitol management and independent directors.

BOARD MEETING INFORMATION

During fiscal 2006, the Board of Directors met four times for regular meetings. All board members attended at least 75% of the meetings except for Leonard Maas, who attended 50% of the meetings. Capitol's Directors are expected to attend the Annual Meeting of Shareholders. Of the 22 nominees standing for election as directors at the 2007 Annual Meeting of Shareholders, all but three serving on Capitol's Board of Directors at the time attended last year's Annual Meeting of Shareholders.

COMMITTEE STRUCTURE

Capitol's bylaws, as amended and restated, specifically provide that the Board of Directors may delegate responsibility to committees. During 2006, Capitol's Board of Directors had seven standing committees: Executive Committee, Audit Committee, Compensation Committee, Nominating and Governance Committee, Ethics Committee, Technology Committee and Risk Management Committee. The membership of the Audit Committee, the Compensation Committee, the Nominating and Governance Committee and the Ethics Committee is composed entirely of independent directors.

Each of the Executive, Audit, Compensation, Nominating and Governance, Ethics, Technology and Risk Management Committee has a written charter approved by the Board that is reviewed at least annually by the respective committee, which may recommend appropriate changes for approval by the Board.

Capitol's committee structure and related charters are available on Capitol's website at www.capitolbancorp.com. Each is also available in print to any shareholder upon request. Chairpersons of the committees are indicated in bold below, with the names of all committee members. Each committee member attended at least 75% of the meetings unless otherwise noted.

Executive Committee		Primary Functions	Meetings in 2006

Joseph D. Reid Joel I. Ferguson[1] Lewis D. Johns Michael L. Kasten Lyle W. Miller David O'Leary	•	may exercise all the powers and authority of the Board, including the power to declare dividends regarding Capitol's common stock, during the intervals between meetings of the full Board of Directors	4
	•
does not have the power or authority to amend the articles of incorporation, adopt an agreement of merger or consolidation, recommend to the shareholders the sale, lease or exchange of all or substantially all of Capitol's property and assets, recommend to the shareholders a dissolution of Capitol or revocation of a dissolution, amend the bylaws of Capitol, fill vacancies in the Board of Directors, or fix compensation of the directors serving on the board or on a committee

1.	Mr. Ferguson was added to the Committee in June 2006.

Audit Committee [1]		Primary Functions	Meetings in 2006

Gary A. Falkenberg, D.O. Louis G. Allen[2] David L. Becker[3] H. Nicholas Genova[4] Richard A. Henderson[5]	•	review the qualifications, independence and performance of Capitol's independent registered public accounting firm (independent auditors)	5[6]
	•	review general policies and procedures with respect to accounting and financial matters and internal controls
	•	review and approve the cost and types of audit and non-audit services performed by the independent auditors
	•	meet with independent auditors not less than once a year without Capitol's personnel to discuss internal controls and accuracy and completeness of the financial statements
	•	review the scope and budget of the audits of Capitol's consolidated financial statements and notify the Board of major problems or deficiencies discovered with respect to its duties

1.
The members of the Audit Committee meet the standards of independence for audit committee members required by the SEC Rules and the NYSE listing standards. All members of the Audit Committee must be financially literate and at least one member of the Audit Committee must have accounting or related financial management expertise.

2.	Mr. Allen retired from Capitol's Board effective February 1, 2007.
3.
Mr. Becker was reassigned from the Audit Committee to the Nominating and Governance Committee on August 3, 2006. He was subsequently reappointed to the Audit Committee on February 1, 2007 following Mr. Allen's retirement.

4.	Mr. Genova was reassigned from the Audit Committee to the Ethics Committee on August 3, 2006.
5.
Mr. Henderson was appointed to the Audit Committee on August 3, 2006. He is Capitol's "Audit Committee Financial Expert" under the rules and regulations of the SEC for purposes of Section 407 of the Sarbanes-Oxley Act of 2002. The identification of a person as an "audit committee financial expert" does not impose any duties, obligations or liabilities that are greater than those imposed on such person as a member of either the Audit Committee or the Board in the absence of such identification. Moreover, the identification of a person as an audit committee financial expert, for purposes of the regulations of the Securities and Exchange Commission, does not affect the duties, obligations or liability of any other member of the Audit Committee or the Board. Finally, a person who is determined to be an audit committee financial expert will not be deemed an "expert" for purposes of Section 11 of the Securities Act of 1933.

6.	Each Audit Committee member attended 100% of the 2006 meetings except for Mr. Henderson.

Compensation Committee [1]		Primary Functions	Meetings in 2006

Douglas E. Crist James C. Epolito Kathleen A. Gaskin Lewis D. Johns Leonard Maas	•	at least annually, review and approve corporate goals and objectives relevant to the compensation of Capitol's CEO, evaluate the CEO's performance in light of those goals and objectives, determine and approve the CEO's compensation level based on this evaluation, and recommend the CEO's compensation for ratification by the independent directors of the Board	4
•
at least annually, to review the compensation levels for members of Capitol's executive management team (senior executive officers of Capitol who report directly to the CEO or the Executive Committee of the Board) and any employee-directors of Capitol

	•	make recommendations to the Board with respect to incentive compensation plans and equity-based plans
•
oversee the administration of the compensation, incentive and equity-based benefit plans of Capitol which have been, or may in the future be, adopted by the Board and, in connection therewith, to approve grants, awards and payouts under Capitol's stock option plans and Capitol's Management Incentive Plan

	•	review periodically, and approve or recommend for Board approval (as applicable) any changes to, Capitol's incentive, equity-based and other compensation plans
•
review periodically, director and Board committee compensation levels and practices and recommend to the Board changes in such compensation levels and practices in accordance with the principles set forth in Capitol's Corporate Governance Guidelines

1.
The members of the Compensation Committee are independent under the standards adopted by the Board of Directors and applicable NYSE listing standards and SEC rules and regulations. The Compensation Committee members were not at any time during 2006, or at any other time, employed by Capitol and are not eligible to participate in any of Capitol's benefit plans other than Capitol's stock option plan. The Compensation Committee members receive compensation from Capitol solely for their service as directors and committee members.

Ethics Committee[1]		Primary Functions	Meetings in 2006

David O'Leary H. Nicholas Genova[2] Michael L. Kasten Kathryn L. Munro[3]	•	assist in monitoring the adequacy of Capitol's Code of Ethics to provide guidance on all related-party transactions including both review and approval on behalf of the Board and to identify potential conflicts of interest, including the establishment of safeguards, when necessary	0

1.	The members of the Ethics Committee are independent under the standards adopted by the Board of Directors and applicable NYSE listing standards and SEC rules and regulations.
2.	Mr. Genova was reassigned from the Audit Committee to the Ethics Committee on August 3, 2006.
3.	Ms. Munro chose not to stand for re-election at the 2006 annual meeting of shareholders. Accordingly, her term expired on April 26, 2006.

Nominating and Governance Committee[1]		Primary Functions	Meetings in 2006

Lyle W. Miller[2] Paul R. Ballard[3] David L. Becker[4] James C. Epolito[5] Myrl D. Nofziger	•	periodically review the appropriate size of the Board	3[6]
	•	seek individuals qualified to become board members for recommendation to the Board
	•	receive comments from all directors and report annually to the Board with an assessment of the Board's performance, to be discussed with the full Board following the end of each fiscal year
	•	review and reassess the adequacy of the Corporate Governance Guidelines of Capitol and recommend any proposed changes to the Board for approval
	•	review and reassess the adequacy of its charter annually and recommend any proposed changes to the Board for approval

1.
The Nominating and Governance Committee is composed entirely of independent directors and each member of the Nominating and Governance Committee satisfies the independence standards for such committee members established by NYSE.

2.	Former Chairperson. Mr. Miller, upon the determination of the Board of Directors that he was no longer independent, resigned from the Nominating and Governance Committee on February 1, 2007.
3.	Mr. Ballard was appointed to the Nominating and Governance Committee as its Chairperson effective February 1, 2007.
4.	Mr. Becker was reassigned from the Audit Committee to the Nominating and Governance Committee on August 3, 2006.
5.	Mr. Epolito resigned from the Nominating and Governance Committee on August 3, 2006.
6.
Each Nominating and Governance Committee member attended all of the committee's 2006 meetings with the exception of Mr. Becker, who was appointed to the Nominating and Governance Committee after the committee's final meeting of 2006.

The Nominating and Governance Committee will consider director candidates recommended by security holders. Candidates recommended by shareholders will be considered in the same manner as those nominated by the Board of Directors. Pursuant to Capitol's recently amended and restated bylaws, Capitol's notice and procedures by which shareholders may recommend nominees to the Nominating and Governance Committee have changed. Shareholders must give notice to the Committee not less than 120 days nor more than 180 days prior to the anniversary date of the immediately preceding Annual Meeting of Shareholders. Such notice must contain as to each proposed nominee: (i) the name, date of birth, business address and residence address of such nominee; (ii) the principal occupation or employment of such nominee during the past five years; (iii) the number of shares of common stock in Capitol beneficially owned by such nominee, and (iv) any other information concerning such nominee that must be disclosed as to nominees in proxy solicitations pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended. The notice must contain as to the shareholder giving the notice: (i) the name and address of such shareholder as they appear on Capitol's stock-record books, (ii) the class or classes and number(s) of shares of Capitol beneficially owned by such shareholder, (iii) a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons pursuant to which the nomination(s) are to be made by such shareholder, and (iv) any other information concerning such shareholder that must be disclosed as to nominees in proxy solicitations pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended.

Risk Management Committee		Primary Functions	Meetings in 2006

Paul R. Ballard Michael J. Devine Ronald K. Sable	•	assist the Board with oversight of management's compliance with Capitol's regulatory obligations arising under applicable federal and state banking laws, rules and regulations	4
	•	monitor and assist management's implementation and enforcement of Capitol's risk management policies and procedures

Technology Committee		Primary Functions	Meetings in 2006

John S. Lewis Paul R. Ballard Michael J. Devine[2] James C. Epolito Ronald K. Sable	•	oversee and approve requests for hardware and software	4[3]
	•	oversee and approve all requests for systems development
	•	establish technology project priorities
	•	oversee all information systems performance
	•	oversee and recommend disposition of major information systems capital expenditures
	•	oversee implementation of new processes to ensure that Capitol's objectives are met

1.	Mr. Devine was appointed to the Technology Committee on August 3, 2006.
2.	Each Technology Committee member attended all of the meetings except for Mr. Devine.

AUDIT COMMITTEE REPORT

The Audit Committee's duties include reviewing the qualifications, independence and performance of Capitol's independent registered public accounting firm (independent auditors); reviewing general policies and procedures with respect to accounting and financial matters and internal controls; reviewing and approving the fees and types of audit and non-audit services performed by the independent auditors and other consultants as necessary; meeting with independent auditors not less than once a year without Capitol's personnel present to discuss internal controls and accuracy and completeness of Capitol's consolidated financial statements; reviewing the scope and budget of the audits of Capitol's consolidated financial statements and notifying the Board of major problems or deficiencies identified in the course of its duties.

During fiscal 2006, the Audit Committee met five times. The Audit Committee fulfills its responsibilities through periodic meetings with Capitol's independent auditors and management. The Audit Committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its tasks. Prior to public release, the Audit Committee discussed the interim 2006 financial information contained in each quarterly earnings announcement with Capitol's chief financial officer and the independent auditors.

Throughout the year, the Audit Committee monitors matters related to the independence of BDO Seidman, LLP, Capitol's independent registered public accounting firm, and has discussed with the independent auditors their independence. The Audit Committee also has received from the independent auditors the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

The Audit Committee discussed with the independent auditors all matters required by the Standards of the Public Company Accounting Oversight Board (United States), including those described in Statement on Auditing Standards No. 61, "Communication with Audit Committees", as amended, as well as reviewed with both the independent and the internal auditors their audit plans, audit scope and identification of audit risks. With and without Capitol's management present, the Audit Committee discussed and reviewed the results of the independent auditors' audit of Capitol's consolidated financial statements. The Audit Committee also discussed with management, the internal auditors and Capitol's independent auditors the quality and adequacy of Capitol's internal controls and the internal audit function's management, organization, responsibilities, budget and staffing.

The Audit Committee reviewed and discussed the audited consolidated financial statements of Capitol as of and for the year ended December 31, 2006, with management and the independent auditors. It also reviewed reports prepared by Crowe Chizek, consultants engaged to test the information security of Capitol. Management has the responsibility for the preparation and integrity of Capitol's financial statements and the independent auditors have the responsibility for expressing an opinion of those financial statements based on their independent audit. The Audit Committee also reviewed and discussed management's assessment of Capitol's internal control over financial reporting as of December 31, 2006. Based on the above-mentioned review and discussions with management and the independent auditors, the Audit Committee recommended to the Board of Directors that Capitol's audited consolidated financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2006, for filing with the SEC. The Audit Committee also reappointed BDO Seidman, LLP, as Capitol's independent registered public accounting firm for 2007.

As specified in Capitol's Audit Committee Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that Capitol's consolidated financial statements are complete and accurate and in accordance with accounting principles generally accepted in the United States of America. That is the responsibility of management and Capitol's independent auditors. In giving its recommendation to the Board of Directors, the Audit Committee has relied on (i) management's representation that such consolidated financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America, and (ii) the report of Capitol's independent auditors with respect to such consolidated financial statements.

The members of the Audit Committee are not employees of Capitol and are not performing the functions of internal auditors or accountants. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct "field work" or other types of auditing or accounting reviews or procedures or to set auditor independence standards. Members of the Audit Committee necessarily rely on the information provided to them by management and Capitol's independent auditors. Accordingly, the Audit Committee's considerations and discussions referred to above do not assure that the audit of Capitol's consolidated financial statements has been carried out in accordance with the Standards of the Public Company Accounting Oversight Board (United States), that the financial statements are presented in accordance with accounting principles generally accepted in the United States of America or that Capitol's auditors are in fact "independent".

Each member of the Audit Committee is independent as defined under the NYSE listing standards. The Committee operates under a written charter which has been approved by the Board of Directors and is posted on Capitol's website.

Audit Committee
Gary A. Falkenberg, Chairman
Louis G. Allen
Richard A. Henderson

COMPENSATION DISCUSSION & ANALYSIS OVERVIEW

Capitol is a bank development company with an aggressive growth strategy being implemented across the continental United States. Currently, Capitol has 51 bank affiliates supported by its executive offices in Lansing, MI and Phoenix, AZ. Capitol is believed to have more banking charters than any company in the United States.

To effectively execute on its growth strategy, it is crucial that Capitol be able to attract, motivate and retain highly talented individuals at all levels of the organization.

Capitol's Board and management believe compensation should be based on the level of job responsibility, individual performance and Capitol's performance. Compensation should also reflect the value of the corresponding positions in the marketplace. To attract and retain its personnel, Capitol competes with much larger financial institutions.

Capitol has a compensation program which includes base salary and benefits as well as incentive-based cash and equity compensation.

EXECUTIVE COMPENSATION COMPONENTS

Compensation consists of the following components:

•	Base Salary;
•	Performance-Based Incentive Compensation;
•	Long-Term Equity Incentive Compensation; and
•	Perquisites and Other Benefits

Base Salary. Base salaries for Capitol's executives are established based upon the scope of their responsibilities, taking into account competitive market compensation paid by other similarly situated companies for similar positions. Compensation of the executives is set by the CEO (with the exception of Brian English, Cristin K. Reid and Joseph Reid III) and reviewed by Capitol's Compensation Committee. The Compensation Committee approves Capitol's overall annual base salary increase. Allocations of that increase to individual employees are the responsibility of the CEO. Salary increases are approved based upon performance for 2006, planned performance for 2007 and peer group data. The objective is to allow salary increases to retain and motivate successful performance while maintaining affordability within Capitol's business plan. The CEO's compensation is set by the Compensation Committee and presented to the full Board of Directors for approval. The compensation of the CEO is set based on the Compensation Committee's review of performance objectives for Capitol which include asset and revenue growth, development of additional banking subsidiaries, asset quality, identification of strategic opportunities, development and maturation of the existing subsidiaries core earnings performance and execution of Capitol's growth strategy.

Performance-Based Incentive Compensation. Annual incentive bonuses are awarded by Capitol's Compensation Committee after reviewing Capitol's performance over the past year. The annual bonus is intended to reward Capitol's executives for the favorable performance of Capitol. The Compensation Committee takes into consideration both corporate and individual performance objectives in awarding the annual bonus, which include asset and revenue growth, development of new banks, asset quality, identification of strategic opportunities, development and maturation of the existing banks and core earnings performance. Capitol has developed a bonus policy which is performance driven. It is divided into two parts: one subjective, the other based strictly on return-on-equity targets. The subjective element evaluates executives based on their contribution to the safety and soundness of the organization, including such factors as credit quality, capital management, personnel management and regulatory compliance; a second subjective factor is the contribution to long-term shareholder value.

The bonus policy seeks to align the interests of the executives with the shareholders by setting aggressive performance targets that enhance the value of Capitol. This bonus policy was put in place at Capitol and all of its affiliates to align the interests of all of the executives in the affiliates with the shareholders of Capitol.

The Capitol Bancorp Ltd. Management Incentive Plan (the "MIP") was approved by Capitol's shareholders at the 2003 Annual Meeting of Shareholders. The MIP provides the Compensation Committee the latitude to make primarily cash-based incentive compensation programs to promote high performance and achievement of corporate goals by officers, encourage the growth of shareholder value and allow officers to participate in the long-term growth and profitability of Capitol.

Under the MIP, the Compensation Committee may elect to pay out awards in the form of shares of Capitol's common stock. In issuing such shares as payment of awards under the MIP, the Compensation Committee may establish any conditions or restrictions it deems appropriate. In 2006, Capitol paid out awards in the form of 8,000 shares of restricted stock to the named executive officers.

Long-Term Incentive Program. Capitol's philosophy is that long-term performance is achieved through aligning the interests of its executives with its shareholders through the use of stock-based awards. Capitol has used the discretionary award of stock options primarily as a tool in its retention and recruitment of executive officers. Some restricted stock grants were made during 2006 pursuant to the shareholder-approved Capitol Bancorp Limited 2003 Stock Plan (the "2003 Plan"). Restricted stock grants made pursuant to the 2003 Plan typically are subject to continued performance requirements and typically have a vesting schedule of four years or more.

Stock options align employee incentives with shareholders because options have value only if Capitol's common stock price increases over time. Capitol has typically granted options that have a 7-year duration (none granted during 2006). Stock options are granted at market price on the date of the grant. Capitol does not reprice stock options.

Capitol is providing the Capitol Bancorp Limited 2007 Equity Incentive Plan ("2007 Plan") to its shareholders for approval at the 2007 annual shareholder meeting. For a more complete description of the Plan, please see "Summary of the Capitol Bancorp Limited 2007 Equity Incentive Plan" under PROPOSAL TWO above.

Capitol does not have a formal program, plan or practice to time stock option grants to its executives in coordination with the release of material non-public information. However, most stock option grants are granted at the same general time each year following the completion of the annual audit or are granted in connection with the hiring of new executives.

Perquisites and Other Personal Benefits. Capitol does not provide significant perquisites or personal benefits to its executive officers. The named executive officers are provided with an automobile allowance and, in the case of Mr. Reid, the use of a company automobile.

Long-term incentives to align the interests of Capitol's employees with the shareholders have been implemented through the development of an Employee Stock Ownership Plan (ESOP). The ESOP typically provides annual awards of Capitol stock subject to vesting requirements. All of Capitol's employees, with the exception of the CEO, are eligible to participate in the program after meeting certain length of service and age qualifications.

Capitol has established a 401(k) plan which has had an employer match as a percentage of employees' contributions to the plan, health insurance and other programs that are usual and customary to encourage retention of Capitol's employees. Capitol does not maintain a defined benefit pension plan and does not have any non-qualified deferred compensation plans.

In an effort to retain the long-term services of certain of its executives, Capitol has an executive supplemental income program for some executives. The individual agreements call for the payment to the subject employee or designated beneficiary an annual benefit which is approximately equal to a percentage of the annual base salary of each employee, when entered into, for a period up to fifteen years in the event of either the employee's retirement or the death of the employee before attaining retirement age. In the event of a change of control of Capitol (as defined in the agreements) which is not approved by Capitol's Board of Directors, each employee can retire with full benefits at any time after attaining the age of 55 without approval of the Board of Directors. The benefit liabilities under the agreements are covered by insurance contracts funded by Capitol and/or its subsidiaries. Capitol has entered into executive supplemental income agreements with two individuals listed in the Summary Compensation Table, Messrs. Hendrickson and Thomas.

ROLE OF THE COMPENSATION COMMITTEE

In accordance with the New York Stock Exchange listing rules, the Compensation Committee is composed entirely of independent, non-management directors of the Board of Directors. No Compensation Committee member participates in any of Capitol's employee compensation programs. Each year, the Nominating and Governance Committee reviews all direct and indirect relationships that each director has with Capitol and the Board of Directors subsequently reviews its findings. The Board of Directors has determined that none of the Compensation Committee members have any material business relationships with Capitol.

The Compensation Committee has responsibility for establishing, implementing and continually monitoring adherence with Capitol's compensation philosophy. The Compensation Committee ensures that the total compensation paid to senior management is fair, reasonable and competitive. Generally, the types of compensation and benefits provided to the named executive officers are similar to other executive officers. The Compensation Committee believes that the most effective executive compensation program is one that is designed to reward the achievement of specific annual, long-term and strategic goals by Capitol, and which aligns executives' interests with those of the shareholders by rewarding performance above established goals, with the ultimate goal of improving shareholder value. Specifically, the Compensation Committee seeks to reward performance as measured by financial metrics and successful execution of Capitol's growth plan.

The Compensation Committee periodically reviews the compensation levels of the board of directors. In its review, the Compensation Committee looks to ensure that the compensation is fair and reasonably commensurate to the amount of work required both from the individual directors as well as from the board in the aggregate.

The Compensation Committee is responsible for the review and approval of corporate goals and objectives relevant to the compensation of Capitol's Chief Executive Officer, to evaluate the performance of the CEO in light of the goals and objectives and determine and approve the CEO's compensation levels based on this evaluation. Additionally, the Compensation Committee reviews compensation levels for members of Capitol's executive management group. To achieve these goals and objectives, the Compensation Committee expects to maintain compensation plans that create an executive compensation program that is set at competitive levels of comparable public financial services institutions with comparable performance. The Compensation Committee makes recommendations to the Board with respect to compensation plans and equity-based plans and oversees the administration of the compensation, incentive and equity-based benefit plans of Capitol. The Compensation Committee periodically reviews director and Board committee compensation levels and practices and recommends to the Board changes in such compensation levels and practices.

The Compensation Committee has followed certain fundamental objectives to ensure the effectiveness of Capitol's compensation strategy. These objectives include the following:

1.
Internal and external fairness - the Compensation Committee recognizes the importance of perceived fairness both internally and externally of compensation practices. The Compensation Committee has evaluated the overall economic impact of Capitol's compensation practices and when deemed necessary has consulted with independent outside advisors in the evaluation of contractual obligations and compensation levels.

2.
Performance based incentives - the establishment of financial incentives for senior management who meet certain objectives which promote Capitol's ability to meet its long-term growth and financial goals.

3.
Shareholder value and long-term incentives - the Compensation Committee believes that the long-term success of Capitol and its ability to consistently increase shareholder value is dependent on its ability to attract and retain skilled executives. Capitol's compensation strategy encourages equity-based compensation to align the interests of management and shareholders.

4.
Full Disclosure - the Compensation Committee seeks to provide full disclosure to the independent members of the Board of Directors of Capitol's compensation practices and issues to ensure that all directors understand the implications of committee decisions.

The Compensation Committee has reviewed the compensation practices of peers and considered management's individual efforts for the benefit of Capitol, as well as reviewed various subjective measures in determining the adequacy and appropriateness of the compensation of executives at Capitol. The Compensation Committee takes into account the performance of the executives as well as their longevity with Capitol. The Compensation Committee recognizes that the competition among financial institutions for attracting and retaining senior management executives has become more intense in the past few years. The Compensation Committee takes such market considerations into account to ensure that Capitol is providing appropriate long-term incentives to enable it to continue to attract new senior management executives and to retain the ones it already employs. The Compensation Committee additionally considers the increase in the cost of living that impacts its executive officers that are required to spend certain periods of time at subsidiary offices. General economic conditions and the past practice of Capitol are also factors that are considered by the Compensation Committee.

The Compensation Committee has established various processes to assist it in ensuring Capitol's compensation program is achieving its objectives. Among these are:

•
Assessment of Company Performance. The committee uses company performance measures in two ways. In establishing total compensation ranges, the committee considers various measures of company and industry performance, asset growth, earnings per share, return on assets, return on equity, total shareholder return and the effective execution of Capitol's growth strategy. The committee does not apply a formula or assign these performance measures relative weights. Instead, it makes a subjective determination after considering such measures collectively.

•
Assessment of Individual Performance. Individual performance has a strong impact on the compensation of all employees, including the CEO and the other executive officers. The CEO's compensation is governed by his employment contract, which is described below. For the other named executive officers, the committee receives a performance assessment and compensation recommendation from the CEO and also exercises its judgment based on the board's interactions with the executive officer. As with the CEO, the performance evaluation of these executives is based on his or her contribution to the company's performance, and other leadership accomplishments.

•
Total Compensation Review. The committee reviews each executive's base pay, bonus and equity incentives annually. In addition to these primary compensation elements, the committee reviews the perquisites and other compensation and payments that would be required under various severance and change-in-control scenarios. Following the 2006 review, the committee determined that these elements of compensation were reasonable in the aggregate.

The Compensation Committee typically approves a percentage increase of total compensation available to be paid by Capitol. The CEO is then responsible for individual allocations that fall within the limitations that are established by the Compensation Committee. Due to family relationships, the compensation of Brian K. English, Cristin K. Reid and Joseph D. Reid III is set directly by the Compensation Committee itself without the involvement or recommendation of the CEO.

COMPENSATION CONSULTANT

In 2006, the Compensation Committee retained the compensation consulting firm of Clark Consulting, Inc. ("Clark") to evaluate Capitol's compensation practices, to benchmark Capitol's compensation practices against other similarly situated public financial services institutions and to assist in developing and implementing any necessary changes to Capitol's compensation program and philosophy. Clark developed a competitive peer group and performed analyses of competitive performance and compensation levels for senior management. In performing its analysis, Clark met individually with the members of the Compensation Committee and selected senior management to learn about Capitol's business operations and strategy as a public company, Capitol's unique approach to the banking industry, key performance metrics and target goals and the labor and capital markets in which Capitol competes.

Clark developed a custom peer group of 24 publicly traded companies to which the Compensation Committee compared each element of total compensation of Capitol's senior management. The custom peer group consists of companies which Clark believes are similar to Capitol. Due to Capitol's unique structure and operating model, it was difficult for Clark to find a peer group that operates with the same level of complexity, geographic diversity and growth rate as Capitol.

A peer group was developed based on comparable asset size and whether the company had multi-state operations. Performance was considered, however Capitol ranks above the 75th percentile in core EPS growth, three-year return and also has the highest net interest margin of any company in the group

The study completed by Clark revealed that most of Capitol's executives reviewed by Clark were compensated below the median range of the peer group identified. None of the executives' pay was found to be unreasonable or out of the range of compensation paid by the 50th percentile of the peer group for individuals in similar roles with similar responsibility.

TAX CONSIDERATIONS

It has been and continues to be the Compensation Committee's intent that all incentive payments be deductible unless maintaining such deductibility would undermine Capitol's ability to meet its primary compensation objectives or is otherwise not in Capitol's best interest. At this time, essentially all compensation Capitol has paid to the named executive officers is deductible under Section 162(m) of the Internal Revenue Code, except for income realized from exercise of stock options by some executives. Capitol also takes into account the tax effects of various forms of compensation and the potential for excise taxes to be imposed on Capitol's executive officers which might have the effect of frustrating the purpose(s) of such compensation. There are various provisions of the Internal Revenue Code which Capitol considers.

Section 162(m).  Section 162(m) of the Internal Revenue Code of 1986, as amended, provides that compensation in excess of $1 million paid for any year to a corporation's chief executive officer and the 4 highest compensated executive officers for the end of such year will not be deductible for federal income tax purposes unless: (1) the compensation qualifies as "performance-based compensation," and (2) Capitol advised its shareholders of, and Capitol's shareholders have approved, the material terms of the performance goals under which Capitol pays such compensation and, under certain conditions, such shareholders have re-approved the material terms of the performance goals within the last 5 years. At the 2003 Annual meeting, Capitol's shareholders approved the material terms of the performance goals under which compensation is paid under Capitol's MIP.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of Capitol has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee
Douglas E. Crist, Chairman
James C. Epolito
Kathleen A. Gaskin
Lewis D. Johns
Leonard Maas

SUMMARY COMPENSATION

The following table sets forth all compensation paid to the named executive officers.

Summary Compensation Table

Name and Principal Position	Year	Salary($)	Bonus($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value ($)	All Other Compensation ($)	Total ($)

Joseph D. Reid Chief Executive Officer and Chairman	2006	$1,000,000	$—	$—	$—	$—	N/A	$7,839(2)	$1,007,839
Lee W. Hendrickson Chief Financial Officer	2006	394,000	75,000	17,824	—	—	$23,205	22,954(3)	509,778
John S. Lewis President - Western Regions	2006	375,000	75,000	17,824	—	—	N/A	20,171(4)	487,995
Cristin K. Reid Corporate President	2006	300,000	75,000	17,824	—	—	N/A	22,913(5)	415,737
Bruce A. Thomas President - Eastern Regions	2006	290,000	75,000	17,824	—	—	20,369	22,919(6)	405,743

(1)
Mr. Hendrickson, Mr. Lewis, Ms. Reid and Mr. Thomas each received a restricted stock grant of 2,000 shares on April 21, 2006. The shares do not vest until April 21, 2011, at which point they become 100% vested. The amount reported is 20% of the grant date fair value reflecting 1 year's service of the five-year vesting period.

(2)
Includes $6,600 contributed by Capitol's 401(k) program, $1,156 in lease payments for an automobile provided by the company that was used for personal use and $83 from supplemental spousal life insurance premiums paid on his behalf.

(3)
Includes $6,600 contributed by Capitol's 401(k) program, $5,500 contributed by Capitol's ESOP program, a $10,800 automobile allowance and $54 relating to supplemental spousal life insurance premiums paid on his behalf.

(4)
Includes $3,858 contributed by Capitol's 401(k) program, $5,500 contributed by Capitol's ESOP program, a $10,800 automobile allowance, $13 relating to supplemental spousal life insurance premiums paid on his behalf and $5,776 from dividends received on unvested restricted stock.

(5)
Includes $6,600 contributed by Capitol's 401(k) program, $5,500 contributed by Capitol's ESOP program, a $10,800 automobile allowance and $13 relating to supplemental spousal life insurance premiums paid on her behalf.

(6)
Includes $6,600 contributed by Capitol's 401(k) program, $5,500 contributed by Capitol's ESOP program, a $10,800 automobile allowance and $19 relating to supplemental spousal life insurance premiums paid on his behalf.

Employment Agreements

Joseph D. Reid

On March 31, 2003, Capitol entered into an employment agreement with Mr. Reid. The agreement had an initial term of three years, which was set to expire on March 13, 2006. Pursuant to the terms of the agreement, its employment period is automatically extended for a three-year term on each annual anniversary of the agreement, unless Capitol provides Mr. Reid with notice 60 days prior to such anniversary, resulting in a renewing three-year employment period. The agreement permits Capitol to give Mr. Reid notice of its intention to stop the automatic renewal, in which case the agreement will expire two years and sixty days from the date of Capitol's notice to him. Capitol has not provided notice of its intention to stop the automatic renewal in 2006. Accordingly, the agreement will not expire until at least March 13, 2009.

Capitol is not permitted to reduce Mr. Reid's annual salary at any time during the term of the agreement. During the term of his employment, Mr. Reid will be entitled to an annual cash bonus based on achieving targets for both growth rates for earnings per share and consolidated assets. Mr. Reid is also entitled to certain long-term incentive compensation consisting of common stock and cash. Capitol will grant Mr. Reid options to purchase shares of Capitol's common stock at an exercise price equal to the fair market value of Capitol's common stock on the date of such grant based on specific corporate development objectives during the term of the agreement. Additionally, on the fifth anniversary of the agreement, Capitol has agreed to award Mr. Reid an amount equal to two times his base salary paid to him during the fifth year of the agreement if, over the five year period beginning on January 1, 2003 and ending on December 31, 2007, certain growth targets for Capitol's earning per share and total assets are achieved.

In 2006, both Mr. Reid and the Compensation Committee began a review of Mr. Reid's current compensation under the terms of his employment agreement, which based on its current terms does not expire until March 13, 2009, at the earliest.

At the time the contract was entered into in 2003, neither Mr. Reid nor the Compensation Committee anticipated the rate of growth of affiliate banks that Capitol has been able to achieve. Under the terms of the 2003 contract, Mr. Reid was, in part, incented to develop new banks, being awarded stock options based on the number of banks developed.

After consultation with Clark and the Compensation Committee, Mr. Reid agreed to an amendment to his employment agreement which will reduce his total cash compensation and limit the equity incentives paid to him based on the future development of Capitol. The terms of the amendment have been agreed to by Mr. Reid and the Compensation Committee, but are subject to the approval of Capitol's Board of Directors and are as follows:

•	reduce Mr. Reid's salary to $900,000;
•	delete references to Mr. Reid's right to defer his compensation;
•	change the date on which certain amounts are paid to Mr. Reid to avoid any potential issues arising under Section 409A of the Code; and
•
revise Mr. Reid's long term stock award for each new bank or holding company opened or acquired by Capitol (each a "New Affiliate") from an option for 30,000 shares of Capitol's common stock (valued at $483,900, based upon grant date of 12/31/06 using Black-Scholes method) to $50,000 in cash and a restricted stock award for shares of Capitol's common stock having a fair market value of $100,000.

•	Pursuant to such amendment Mr. Reid is not entitled to receive any compensation for more than ten (10) New Affiliates in each fiscal year.

Lee W. Hendrickson

In February 2000, Capitol entered into an employment agreement with Mr. Hendrickson. The employment agreement provides for a base salary, discretionary bonus, certain fringe benefits and the right to receive his base salary for 6 months should Capitol choose to terminate employment without cause. The agreement was for a period of 3 years, with automatic renewal for periods of one year unless either Capitol or Mr. Hendrickson provided notice to terminate the agreement. To date, neither Capitol nor Mr. Hendrickson has provided notice of an intention to terminate the agreement.

John S. Lewis

In December 2001, Capitol entered into an employment agreement with Mr. Lewis. The employment agreement provides for a base salary, discretionary bonus, certain fringe benefits and the right to receive his base salary for a subsequent period of 1 year should Capitol choose to terminate employment without cause. The agreement was for a period of 5 years, with automatic renewal for periods of one year unless either Capitol or Mr. Lewis provided notice of an intention to terminate the agreement. To date, neither Capitol nor Mr. Lewis has provided notice of an intention to terminate the agreement. Mr. Lewis' contract called for a grant of 125,000 stock options on January 1, 2002, with 25,000 stock options vesting each December through December 31, 2006. All are currently vested.

Cristin K. Reid and Bruce A. Thomas

In March 2006, Capitol entered into employment agreements with Ms. Reid and Mr. Thomas. The employment agreements provide for a base salary, discretionary bonus, certain fringe benefits and the right to receive their base salary for a subsequent period of 1 year should Capitol choose to terminate employment without cause. The agreements were for a period of 5 years, with automatic renewal for periods of one year unless either Capitol or the respective executive provided notice to terminate the agreement. The agreements contain a change in control provision. Under the terms of both agreements, a change of control is defined as (i) the acquisition by any nonaffiliated entity acquiring Capitol voting stock or irrevocable proxies or any combination of the two representing 25% or more of the voting securities of Capitol (ii) the acquisition by any nonaffiliated entity of Capitol of control of in any manner sufficient votes for the election of a majority of the directors of Capitol; or (iii) the sale, transfer or acquisition of all or substantially all of the assets of Capitol to or by any other nonaffiliated entity. Upon the occurrence of a change of control, if either the employee or Capitol terminates such employee's employment, such executive would receive 299% of his/her base salary. The change of control payment would be payable at the option of Capitol either in a lump sum or in equal payments over the remaining term of the employment agreement.

The Compensation Committee, which is comprised solely of "independent directors" as defined by the listing standards of the NYSE, may elect to adopt plans or programs providing for additional benefits if the Compensation Committee determines that doing so is in Capitol's best interests.

GRANTS OF PLAN-BASED AWARDS

The following table shows all plan-based awards granted to the named executive officers during 2006.

Grants of Plan-Based Awards 2006

Estimated Future Payouts Under Non-Equity Incentive Plan Awards

Name	Grant Date	Action Date	Threshold ($)	Target($)	Maximum ($)	All Other Option Awards: Number of Securities Underlying Options(#)	Full Grant Date Fair Value($)(2)		All Other Option Awards: Number of Securities Underlying Options(#)	Exercise or Base Price of Option Awards($/Sh)

Joseph D. Reid	(1)	N/A	$(1)	$(1)	$—	—	$	N/A	—	$	N/A
Lee W. Hendrickson	4/21/06	N/A	N/A	N/A	89,120	2,000		89,120	—		N/A
John S. Lewis	4/21/06	N/A	N/A	N/A	89,120	2,000		89,120	—		N/A
Cristin K. Reid	4/21/06	N/A	N/A	N/A	89,120	2,000		89,120	—		N/A
Bruce A. Thomas	4/21/06	N/A	N/A	N/A	89,120	2,000		89,120	—		N/A

(1)
Pursuant to his employment contract, dated March 31, 2003, Mr. Reid is eligible for a cash bonus of 2% of Capitol's net income upon certification of the Compensation Committee that the growth of both Capitol's earnings per share and total assets equals or exceeds 10% of the immediately preceding fiscal year.

(2)
Grant date fair value is determined by multiplying the number of shares by Capitol's common stock closing price on April 20, 2006 ($44.56) as reported by the New York Stock Exchange, the day prior to the grant date.

Capitol Bancorp Ltd.'s 2003 Stock Plan

The 2003 Plan is administered by the Compensation Committee and/or its management designee. All stock option grants pursuant to the 2003 Plan have been approved by the Compensation Committee. The purpose of the 2003 Plan is to align the interests of employees and directors selected to receive awards with those of shareholders by rewarding decision-making and actions for the betterment of Capitol. Ownership of Capitol's stock assists in the attraction and retention of qualified employees and directors, and provides them with additional incentive to devote their best efforts to pursue and sustain Capitol's superior long-term performance. This enhances the value of Capitol for the benefit of its shareholders.

Stock Options Available for Issuance

The 2003 Plan, as amended, provides for the issuance of up to 2,000,000 options to purchase shares of common stock. As of December 31, 2006 there are 41,160 unissued shares available for issuance under the 2003 Plan. Capitol has granted many of its stock options due to its rapid expansion in the last few years and the need to compensate executives, directors and attract qualified employees. Awards made pursuant to the 2003 Plan will be made available, at the discretion of the Compensation Committee, from authorized but unissued shares or stock options or restricted stock which have expired or are cancelled. If awards cease to be issuable for any reason, such number of shares will no longer count against the stock options authorized under the 2003 Plan and may again be available for issuance under the 2003 Plan.

Term of Stock Options and Vesting Schedule

The term of each option and the vesting schedule is determined by the compensation committee. Options and restricted stock granted under the 2003 Plan require that the recipient of the award be continuously employed or otherwise provide services to Capitol or its subsidiaries. Failure to be continuously employed or in another service relationship (such as a director) generally results in the employee or director being required to exercise or forfeit the options.

Adjustments in Capitol's Capital Structure

The number and kind of shares available for awards under the 2003 Plan and any outstanding awards under the 2003 Plan, as well as the exercise price of outstanding options, will be subject to adjustment by the Compensation Committee in the event of any merger, consolidation, reorganization, stock split, stock dividend or other event causing a capital adjustment affecting the number of outstanding shares of common stock.

Amendment and Termination

Capitol's Board of Directors may at any time amend, alter, suspend or terminate the 2003 Plan. No amendment, alteration, suspension or termination of the 2003 Plan shall impair the rights of any grant, unless mutually agreed otherwise between the grantee and Capitol, which agreement must be in writing and signed by the grantee and Capitol. Termination of the 2003 Plan shall not affect Capitol's ability to exercise the powers granted to it hereunder with respect to grants under the plan prior to the date of such termination.

Capitol Bancorp Limited 2007 Equity Incentive Plan

If approved, the 2007 Plan will also be administered by the Compensation Committee and/or its management designee. All grants pursuant to the 2007 Plan will be approved by the Compensation Committee. The purpose of the 2007 Plan is to align the interests of employees and directors selected to receive awards with those of shareholders by rewarding decision-making and actions for the betterment of Capitol. Ownership of Capitol's stock assists in the attraction and retention of qualified employees and directors, and provides them with additional incentive to devote their best efforts to pursue and sustain Capitol's superior long-term performance. This enhances the value of Capitol for the benefit of its shareholders. For more information about the 2007 Plan, please see "Summary of the Capitol Bancorp Limited 2007 Equity Incentive Plan" under PROPOSAL TWO above.

Capitol Bancorp Limited Management Incentive Plan

The Capitol Bancorp Ltd. Management Incentive Plan (the "MIP") was approved by Capitol's shareholders at the 2003 Annual Meeting of Shareholders. The MIP provides the Compensation Committee the latitude to make primarily cash-based incentive compensation programs to promote high performance and achievement of corporate goals by officers, encourage the growth of shareholder value and allow officers to participate in the long-term growth and profitability of Capitol.

Under the MIP, the Compensation Committee may elect to pay out awards in the form of shares of Capitol's common stock. In issuing such shares as payment of awards under the MIP, the Compensation Committee may establish any conditions or restrictions it deems appropriate. In 2006, Capitol paid out awards in the form of 8,000 shares of restricted stock to the named executive officers.

2006 and 2007 Grants

The Compensation Committee awarded restricted stock to Mr. Hendrickson, Mr. Lewis, Ms. Reid and Mr. Thomas in 2006. The Compensation Committee has not established guidelines for the grant of plan-based awards for 2007.

The following table sets forth all outstanding equity awards at year-end 2006. Prior to entering into Mr. Reid's employment agreement in March of 2003, Mr. Reid and Capitol were operating under a prior employment agreement which provided for automatic grants of stock options based on the number of outstanding shares of Capitol. Such provision of Mr. Reid's original employment agreement was eliminated by the 2003 employment agreement executed by Mr. Reid and Capitol. Many grants listed below relate to grants made under Mr Reid's prior employment agreement.

Outstanding Equity Awards at Fiscal Year-End 2006

	Option Awards(1)			Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)

Joseph D. Reid	18,069	$ 23.20	12/31/07	128,503	$ 5,936,839
	35,020	20.90	2/1/09	—	—
	60,555	16.40	6/30/09	—	—
	975	21.25	7/8/09	—	—
	51,910	21.48	9/3/09	—	—
	2,373	16.08	10/1/09	—	—
	333	17.81	10/9/09	—	—
	116	16.55	10/10/09	—	—
	103	20.80	11/05/09	—	—
	99	20.75	11/08/09	—	—
	1,432	19.47	11/22/09	—	—
	211	20.00	12/3/09	—	—
	11	21.28	12/17/09	—	—
	249	21.23	12/27/09	—	—
	6107	21.84	12/31/09	—	—
	711	22.28	1/7/10	—	—
	576	23.20	1/8/10	—	—
	42,524	21.95	1/17/10	—	—
	553	22.28	1/20/10	—	—
	94	22.50	1/22/10	—	—
	20	23.00	1/22/10	—	—
	60	21.49	2/3/10	—	—
	227	23.37	2/11/10	—	—
	1,736	20.36	2/12/10	—	—
	3,910	17.42	2/15/10	—	—
	907	21.49	2/19/10	—	—
	398	21.03	3/4/10	—	—
	205	21.48	3/6/10	—	—
	241	20.85	3/7/10	—	—
	33,056	21.04	3/10/10	—	—
	11,800	16.40	6/1/10	—	—
	116,136	20.92	7/31/10	—	—
	132,816	32.98	9/23/10	—	—
	60,000	27.04	11/6/10	—	—
	70,285	27.23	12/31/10	—	—
	60,000	25.27	5/25/11	—	—
	70,285	27.23	12/31/10	—	—
	60,000	25.27	5/25/11	—	—
	10,875	16.40	7/9/11	—	—
	30,000	25.86	8/5/11	—	—
	55,927	16.40	9/30/11	—	—
	30,000	34.31	1/10/12	—	—
	77	16.40	3/15/12	—	—
	30,000	31.86	5/5/12	—	—
	270,000	32.03	6/29/12	—	—
	300,000	37.48	12/30/12	—	—

Outstanding Equity Awards at Fiscal Year-End 2006

	Option Awards(1)			Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)

Lee W. Hendrickson	5,505	16.40	10/31/07	2,000	92,400
	734	16.40	1/31/08	—	—
	1,822	17.42	7/1/08	—	—
	2,202	16.40	11/1/08	—	—
	6,517	17.42	2/5/09	—	—
	5,253	20.90	5/21/09	—	—
	480	20.89	12/31/09	—	—
	1,303	17.42	2/15/10	—	—
	50,000	27.05	3/22/10	—	—
	1,050	20.90	8/1/10	—	—
	20,000	30.21	5/16/11	—	—
John S. Lewis	20,000	30.21	5/16/11	2,000	92,400
	20,000(3)	10.00	8/2/07	—	—
	20,000(4)	10.00	8/1/09	—	—
Cristin K. Reid	3,180	16.40	1/31/08	2,000	92,400
	1,822	17.42	7/1/08	—	—
	6,517	17.42	2/5/09	—	—
	5,253	20.90	5/21/09	—	—
	801	20.89	12/31/09	—	—
	1,303	17.42	2/15/10	—	—
	20,000	27.05	3/22/10	—	—
	1,050	20.90	8/1/10	—	—
	20,000	30.21	5/16/11	—	—
Bruce A. Thomas	159	20.89	12/31/09	2,000	92,400
	35,000	27.05	3/22/10	—	—
	20,000	30.21	5/16/11	—	—

(1)	All stock option awards are vested.
(2)	Based upon Capitol's common stock closing price as of December 29, 2006 of $46.20 per share as reported by the NYSE.
(3)	Stock options in Capitol's subsidiary Point Loma Community Bank.
(4)	Stock options in Capitol's subsidiary Bank of San Francisco.

Option Exercises and Stock Vested 2006
	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Joseph D. Reid	—	$ —	42,833	$ 1,603,668(1)
Lee W. Hendrickson	—	—	—	—
John S. Lewis	43,363(3)	414,541	3,718	149,092(2)
Cristin K. Reid	—	—	—	—
Bruce A. Thomas	—	—	—	—

(1)
Value based upon Capitol's common stock price per share as reported by the NYSE on December 30, 2005 ($37.44), the most recently reported price at the time of the vesting of the restricted stock award on January 1, 2006.

(2)	Value based upon Capitol's stock price as reported by the NYSE on May 1, 2006 ($40.10), the date of vesting.
(3)	Amount includes 20,000 shares of Capitol's subsidiary, Bank of Escondido.

Pension Benefits 2006

Name	Plan Name	Number of Years of Credited Service (#)(1)	Present Value of Accumulated Benefits ($)	Payments During Last Fiscal Year(($)

Joseph D. Reid	N/A	N/A	$ N/A	$ N/A
Lee W. Hendrickson	Executive Supplemental Income Agreement	15	137,517	—
John S. Lewis	N/A	N/A	N/A	N/A
Cristin K. Reid	N/A	N/A	N/A	N/A
Bruce A. Thomas	Executive Supplemental Income Agreement	8	N/A	—

(1)
Executives become eligible for Executive Supplemental Income once they have reached 15 years of service and age 65. The benefit does not increase with additional years of service. Accordingly, if an executive has more than
15 years of service, the table reflects 15 years.

Executive Supplemental Income Plan

In an effort to retain the long-term services of certain of its executives, Capitol has an executive supplemental income program for some executives. The individual agreements call for the payment to the subject employee or designated beneficiary an annual benefit which is approximately equal to a percentage of the annual base salary of each employee, when entered into, for a period up to fifteen years in the event of either the employee's retirement or the death of the employee before attaining retirement age. Normal retirement age is at 65 years of age. An employee may retire at age 55 with 15 years of service and receive a partial benefit. The benefit is fixed at the execution of the agreement and does not fluctuate over time. In the event of a change of control of Capitol (as defined in the agreements) which is not approved by Capitol's Board of Directors, each employee can retire with full benefits at any time after attaining the age of 55 without approval of the Board of Directors. The benefit liabilities under the agreements are covered by insurance contracts funded by Capitol and/or its subsidiaries.

In calculating the present value of accumulated benefits, Capitol has assumed that each employee would successfully meet the eligibility requirements, i.e. 15 years of continuous service and attainment of age 65. Capitol has also assumed for such calculation that each employee would retire upon attainment of age 65. Capitol took the lump sum amount needed to satisfy the benefits for each executive and reduced it to present value using a rate of return of 8%. Capitol then calculated the number of years remaining until the employee reached age 65. Finally, Capitol then accrued the cost accordingly to amass the amount needed to fund the annual benefit.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the last completed fiscal year, the voting members of the Compensation Committee were Douglas E. Crist, James C. Epolito, Kathleen A. Gaskin, Lewis D. Johns and Leonard Maas. Except for Lewis D. Johns, none of these persons were, during such fiscal year, an officer or employee of Capitol or any of its subsidiaries, or was formerly an officer of Capitol or any of its subsidiaries, or had any relationship requiring disclosure by Capitol under any paragraph of Item 404 of Regulation S-K. Please see "Certain Relationships and Related Transactions" on page 44 for information on Lewis D. Johns.

No executive officer of Capitol served as a member of a compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another publicly-traded entity, one of whose executive officers served on the compensation committee or Board of Directors of Capitol. No executive officer of Capitol served as a director of another publicly-traded entity, one of whose executive officers served on the Compensation Committee of Capitol. No executive officer of Capitol served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another publicly-traded entity, one of whose executive officers served as a member of the Compensation Committee or as a director of Capitol.

The following table sets forth compensation paid to Capitol's non-employee directors in 2006. Directors who are employees receive no additional compensation for serving on the board or its committees and are omitted from this table.

Non-Employee Director Compensation in 2006

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	All Other Compensation ($)(2)	Total($)
Louis G. Allen	$ 7,000	$ — (10)	$ 3,000	$ 10,000
Paul R. Ballard(3)	24,600	— (11)	3,000	27,600
David L. Becker(3)	19,350	— (12)	3,000	22,850
Douglas E. Crist	11,000	— (13)	1,500	12,500
Michael J. Devine(4)	194,900	— (14)	2,000	196,900
James C. Epolito	9,000	— (15)	1,500	10,500
Gary A. Falkenberg	13,000	— (16)	3,000	16,000
Joel I. Ferguson	5,000	— (17)	3,000	8,000
Kathleen E. Gaskin	7,500	— (18)	3,000	10,500
H. Nicholas Genova(3)	19,100	— (19)	3,000	22,100
Richard A. Henderson(5)	12,950	— (20)	1,000	13,950
Lewis D. Johns(9)	9,400	— (21)	1,500	10,900
Michael L. Kasten(6)	166,500	— (22)	3,000	168,100
Leonard Maas(3)	9,700	— (23)	2,000	11,700
Lyle W. Miller(7)	63,400	— (24)	3,000	66,400
Kathryn L. Munro(8)	1,000	— (25)	1,500	2,500
Myrl D. Nofziger(3)	9,450	— (26)	6,000	15,450
David O'Leary(9)	14,500	— (27)	3,000	17,500
Ronald K. Sable(3)	18,300	— (28)	5,000	23,300

(1)
Capitol's non-employee directors received a $15,000 retainer paid in stock options for service in 2006. Due to accounting changes, Capitol chose to grant the options in fiscal year 2005 and were fully vested at December 31, 2005.

(2)
All non-employee directors receive a travel allowance per board meeting attended. Non-employee directors are responsible for payment of their own travel accommodations and do not receive reimbursement for such costs.

(3)	Compensation in 2006 included board fees for service on the board of directors of affiliate(s) of Capitol in 2006.
(4)
Mr. Devine's compensation in 2006 included a $25,000 fee for Southwest bank operations oversight and a $50,000 fee for Southwest credit administration/loan portfolio assistance. Mr. Devine's compensation also included board fees for service on various boards of affiliates of Capitol in 2006. In addition, Mr. Devine received a travel allowance in the amount of $24,000 to reimburse him for travel to various bank boards of directors meetings, as well as other travel allowances for his service on other affiliate boards of directors. As of December 31, 2006, Mr. Devine was on the board of 11 affiliates in 2006.

(5)
Mr. Henderson was appointed to the Board of Directors of Capitol effective May 15, 2006. Mr. Henderson's compensation also included board fees for service on the board of directors of an affiliate of Capitol in 2006.

(6)
Mr. Kasten's compensation in 2006 included fees for service on various boards of directors of affiliates of Capitol in 2006 as well as a fee of $80,000 for his service as Vice Chairman of Capitol's Board of Directors. In addition, Mr. Kasten received a travel allowance in the amount of $24,000 to reimburse him for travel to various southwest bank board of directors' meetings, as well as other travel allowances for his service on other affiliate boards of directors. As of December 31, 2006, Mr. Kasten was on the board of directors of 7 affiliates.

(7)	Mr. Miller's compensation included a fee of $50,000 for his service as Vice Chairman of Capitol's board, as well as board fees for service on the board of an affiliate of Capitol in 2006.
(8)	Ms. Munro chose not to stand for re-election to the Board of Directors of Capitol in 2006. Accordingly, her term ended upon election of the current board of directors on April 26, 2006.
(9)
Mr. O'Leary's compensation included board fees for service on the board of an affiliate of Capitol in 2006 as well as a fee of $25,000 for his service as Secretary of Capitol's board. In addition, he received travel allowances for his service on that affiliate board.

(10)	As of December 31, 2006, Mr. Allen had 6,859 stock options outstanding.
(11)	As of December 31, 2006, Mr. Ballard had 23,198 stock options outstanding.
(12)	As of December 31, 2006, Mr. Becker had 2,226 stock options outstanding.
(13)	As of December 31, 2006, Mr. Crist had 3,811 stock options outstanding.
(14)	As of December 31, 2006, Mr. Devine had 7,057 stock options outstanding.
(15)	As of December 31, 2006, Mr. Epolito had 6,893 stock options outstanding.
(16)	As of December 31, 2006, Dr. Falkenberg had 4,076 stock options outstanding.
(17)	As of December 31, 2006, Mr. Ferguson had 1,311 stock options outstanding.
(18)	As of December 31, 2006, Ms. Gaskin had 2,959 stock options outstanding.
(19)	As of December 31, 2006, Mr. Genova had 2,226 stock options outstanding.
(20)	As of December 31, 2006, Mr. Henderson had 3,795 stock options outstanding.
(21)	As of December 31, 2006, Mr. Johns had 6,529 stock options outstanding.
(22)	As of December 31, 2006, Mr. Kasten had 21,354 stock options outstanding.
(23)	As of December 31, 2006, Mr. Maas had 4,645 stock options outstanding.
(24)	As of December 31, 2006, Mr. Miller had 8,176 stock options outstanding.
(25)	As of December 31, 2006, Ms. Munro had no stock options outstanding.
(26)	As of December 31, 2006, Mr. Nofziger had 2,959 stock options outstanding.
(27)	As of December 31, 2006, Mr. O'Leary had 8,450 stock options outstanding.
(28)	As of December 31, 2006, Mr. Sable had 2,226 stock options outstanding.

Cash Compensation

Capitol provides non-employee directors the following cash compensation:

•	$1,000 for each board meeting attended in person;
•	$1,000 per committee meeting;
•	$500 per board or committee meeting if participating by phone or electronic means;
•	Chairperson for each committee receives $2,000 per meeting; and
•	Travel allowance of $500 for in-state board meetings and $1,500 for out-of-state board meetings.

Stock Compensation

•	Stock options with a value of $15,000 retainer is granted annually using the Black-Scholes valuation model.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Forms of the employment agreements for Ms. Reid and Mr. Thomas have been filed as Exhibit 10(r) to Capitol's Annual Report on Form 10-K for the year ended December 31, 2005. Mr. Reid's employment agreement and amendments thereto have be filed as Exhibit 10(a) Capitol's Quarterly Report on Form 10-Q for the quarter ended March 31, 2003.

Mr. Reid

As discussed previously, in March 2003, Capitol entered into an employment agreement with Mr. Reid that provided for automatic renewal absent notification to the contrary. Capitol is permitted to terminate Mr. Reid's employment for two reasons: (1) Death or Disability or (2) Cause. "Disability" is defined as "the absences of the executive from the executive's duties with Capitol on a full-time basis for 180 consecutive business days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by Capitol or its insurers and acceptable to the executive or the executive's legal representative." "Cause" is defined as "(i) the willful and continued failure of the executive to perform substantially the executive's duties with Capitol or one of its affiliated companies (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the executive by the Board which specifically identifies the manner in which the board believes that the executive has not substantially performed the executive's duties, or (ii) the willful engaging by the executive in illegal conduct or gross misconduct which is materially and demonstrably injurious to Capitol."

Mr. Reid is permitted to terminate employment under the agreement for "Good Reason". "Good Reason" is defined as "(i) the assignment to the executive of any duties inconsistent in any material respect with the executive's position, authority, duties or responsibilities as contemplated by Section 2(a) of the Agreement, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by Capitol promptly after receipt of notice thereof given by the executive; (ii) failure by Capitol to comply with any of the provisions of Section 2(b) of this Agreement, other than an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by Capitol promptly after receipt of notice thereof given by the executive; (iii) Capitol's requiring the executive to reside at any specific location, it being understood that the executive maintains multiple residences and offices, or Capitol's requiring the executive to travel on Company business to a greater extent than required immediately prior to the Effective Date or in the event of a Change in Control (as such term is defined in Exhibit D attached hereto). The Company's requiring the executive to travel in a manner inconsistent with current practice in effect immediately preceding the Change of Control Date; (iv) failure by Capitol to comply with and satisfy Section 8(c) of this Agreement; or (v) upon a Change of Control."

Generally, pursuant to the Mr. Reid's employment agreement, a Change of Control is deemed to occur:

(i)  if any person acquires 20% or more of Capitol's voting securities (other than securities acquired directly from Capitol or its affiliates);

(ii) if a majority of the Directors as of the date of the agreement are replaced other than in specific circumstances;

(iii)  upon the consummation of a merger of Capitol or any subsidiary of Capitol other than (a) a merger which would result in the voting securities of Capitol outstanding immediately prior to the merger continuing to represent at least 50% of the voting power of the securities of Capitol outstanding immediately after such merger, or (b) a merger effected to implement a recapitalization of Capitol in which no person is or becomes the beneficial owner of securities of Capitol representing 20% or more of the combined voting power of Capitol's then-outstanding securities; or

(iv) upon the liquidation or sale of Capitol's assets, other than a sale or disposition by Capitol of Capitol's assets to an entity of which at least 50% of the voting power is owned by shareholders of Capitol.

If Capitol terminates Mr. Reid's employment for a reason other than Cause or Disability, Capitol must pay Mr. Reid in a lump sum within 75 days after termination equal to: (A) the sum of (i) Mr. Reid's annual base salary through the date of termination; and (ii) the product of (x) the higher of the most recent annual bonus and the annual bonus paid or payable for the most recently completed fiscal year and (y) a fraction, the numerator of which is the number of days in the current fiscal year through the date of termination and the denominator of which is 365 (the "Accrued Obligations"); and (B) three times both Mr. Reid's annual base salary and Mr. Reid's highest annual bonus. In addition, Capitol will maintain for three years Mr. Reid's existing welfare benefits at the time of termination. Assuming termination occurred on June 30, 2006, Capitol would be obligated to pay Mr. Reid $6,483,786.

If Capitol terminates Mr. Reid's employment within two (2) years of a Change of Control for a reason other than Cause or Disability or Mr. Reid terminates the agreement for Good Cause, Capitol must pay Mr. Reid in a lump sum within 30 days after termination: (1) the Accrued Obligations; and (2) three times the sum of Mr. Reid's annual base salary, the highest annual bonus and the aggregate amount of employer contributions to any qualified defined contribution plans for the most recently completed plan year. Assuming termination occurred on June 30, 2006, Capitol would be obligated to pay Mr. Reid $6,033,676.

If Capitol terminates Mr. Reid for Cause, Disability, Death or if Mr. Reid voluntarily terminates his employment, Capitol is not responsible for any termination payments.

Mr. Hendrickson

In February 2000, Capitol entered into an employment agreement with Mr. Hendrickson that provided for automatic renewal, absent notification to the contrary. Capitol is permitted to terminate Mr. Hendrickson's employment at any time with or without cause. If Mr. Hendrickson's employment is terminated as a result of Mr. Hendrickson's death, Capitol is obligated to pay Mr. Hendrickson's estate his salary for a period of thirty (30) days. If Capitol terminates Mr. Hendrickson's employment without cause, it must pay Mr. Hendrickson his base salary for a period of six (6) months. Assuming termination occurred on December 31, 2006, Capitol would be obligated to pay Mr. Hendrickson $197,000.

Mr. Lewis

In December 2001, Capitol entered into an employment agreement with Mr. Lewis that provided for automatic renewal absent notification to the contrary. Capitol is permitted to terminate Mr. Lewis's employment at any time with or without cause. If Mr. Lewis' employment is terminated as a result of Mr. Lewis' death, Capitol is obligated to pay Mr. Lewis' estate his salary for the remainder of the calendar month in which his death shall have occurred. If Capitol terminates Mr. Lewis' employment without cause, it must pay Mr. Lewis his base salary for a period of one (1) year. Assuming termination occurred on December 31, 2006, Capitol would be obligated to pay Mr. Lewis $375,000.

Ms. Reid and Mr. Thomas

In March 2006, Capitol entered into employment agreements with Ms. Reid and Mr. Thomas that provided for automatic renewal absent notification to the contrary. Capitol is permitted to terminate Ms. Reid's and Mr. Thomas' employment at any time with or without cause. If either Ms. Reid's or Mr. Thomas' employment is terminated as a result of their death, Capitol is obligated to pay Ms. Reid or Mr. Thomas' estate his/her salary for the remainder of the calendar month in which his/her death shall have occurred. If Capitol terminates Ms. Reid's or Mr. Thomas' employment without cause, it must pay Ms. Reid or Mr. Thomas his/her base salary for a period of one (1) year. Assuming termination occurred on December 31, 2006, Capitol would be obligated to pay Ms. Reid and Mr. Thomas $300,000 and $290,000, respectively.

Ms. Reid's and Mr. Thomas' agreements additionally have a change in control provision. Upon the occurrence of a change of control, if Ms. Reid, Mr. Thomas or Capitol terminates the employment agreement, the employee would receive 299% of his/her base salary. The change of control payment is payable at the option of Capitol either in a lump sum or in equal payments over the remaining term of the employment agreement. Assuming termination occurred on December 31, 2006, Capitol would be obligated to pay Ms. Reid and Mr. Thomas $897,000 and $867,100, respectively.

STOCK PERFORMANCE GRAPH

Below is a graph which summarizes the cumulative return earned by Capitol's shareholders over the last five years compared with the SNL (SNL Financial LC) $1B-$5B Asset-Size Index, and the cumulative total return on the Russell 2000 Index. This presentation assumes that the value of the investment in Capitol's common stock and each index was $100 on December 31, 2001 and that subsequent cash dividends were reinvested.

	Period Ended
Index	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05	12/31/06

CBC	100.00	178.66	223.47	283.73	308.27	388.96
R-2000	100.00	79.52	117.09	138.55	144.86	171.47
SNL	100.00	115.44	156.98	193.74	190.43	220.36

STOCK OWNERSHIP

The following table sets forth information as of January 31, 2007 regarding each person (including any group as that term is defined in Section 13(d)(3) of the Securities Exchange Act of 1934) who was known to be the beneficial owner of more than 5% of Capitol's common stock as of that date, each of the directors (including each nominee for election as a director), the Chief Executive Officer and the four other named executive officers, and all directors and executive officers as a group including the named executive officers:

Name of Beneficial Owner	Common Stock(1)(2)(3)	Rights to Acquire(4)	Restricted Stock(5)	Percent of Common Stock(6)

Joseph D. Reid 200 N. Washington Square Lansing, MI, 48933	1,228,373	1,398,697	85,670(7)	14.96%
Michael L. Kasten(8)	255,288	28,239	—	1.70%
Lyle W. Miller(9)	80,833	9,346	—	*
Robert C. Carr	44,982	42,118	—	*
David O'Leary	74,958	9,238	—	*
Louis G. Allen	1,528	7,899	—	*
Paul R. Ballard	85,671	24,238	—	*
David L. Becker	79,311	3,266	—	*
Douglas E. Crist	54,176	4,851	—	*
Michael J. Devine	14,782	6,164	—	*
James C. Epolito	3,853	6,283	—	*
Gary A. Falkenberg	59,519	4,851	—	*
Joel I. Ferguson(10)	57,560	2,351	—	*
Kathleen A. Gaskin	28,323	3,999	—	*
H. Nicholas Genova	8,905	3,266	—	*
Michael F. Hannley	51,837	55,594	11,648	*
Richard A. Henderson	1,000	4,835	—	*
Lewis D. Johns	228,537	7,569		1.42%
John S. Lewis	56,138	20,000	5,718	*
Leonard Maas(11)	65,453	5,813	—	*
Myrl D. Nofziger	31,942	5,635	—	*
Cristin K. Reid(12)	26,316	59,926(13)	2,000	*
Ronald K. Sable	31,909	3,266	—	*
Lee W. Hendrickson	15,604	94,866	2,000	*
Bruce A. Thomas	15,332	55,159	2,000	*
All directors and executive officers as a group (47 Persons)(14)	2,836,323	2,061,606	125,124	26.68%
* Less than 1%

(1)
Represents shares for which the named person (a) has sole voting and investment power or (b) has shared voting and investment power. Excluded are shares that (i) are restricted stock holdings or (ii) may be acquired through stock option or warrant exercises.

(2)	Includes shares held in Capitol's 401k plan: 21,818 for Mr. Reid; 5,033 for Ms. Reid; 4,396 for Mr. Hannley; and 462 for Mr. Thomas.
(3)	Includes shares allocated and held in Capitol's Employee Stock Ownership Plan: 2,537 for Ms. Reid; 1,204 for Mr. Hannley; 2,731 for Mr. Hendrickson; 1,240 for Mr. Lewis and 2,216 for Mr. Thomas.
(4)	Represents shares of common stock that can be acquired through stock options exercisable within sixty days after January 31, 2007.
(5)
Represents shares of common stock subject to a vesting schedule, achievement of certain performance criteria, forfeiture risk and other restrictions. Although these shares are subject to forfeiture provisions, the holder has the right to vote the shares and receive dividends until they are forfeited.

(6)	Assumes shares that such person has rights to acquire are outstanding.
(7)
214,169 shares of restricted stock were issued to Mr. Reid on May 9, 2003. Such shares vest in equal amounts of 20% on January 1 of each year beginning on January 1, 2005 provided that Capitol achieves certain growth targets. The stock was granted under the terms of the Capitol Bancorp Limited Management Incentive Plan. The shares listed represent the unvested portion of the May 9, 2003 grant.

(8)	Mr. Kasten has 40,000 shares pledged as security.
(9)	Mr. Miller has 35,300 shares pledged as security.
(10)	Mr. Ferguson has 3,000 shares pledged as security.
(11)	Mr. Maas has 27,893 shares pledged as security.
(12)	Ms. Reid has 1,461 shares pledged as security.
(13)	Excludes 42,225 stock options held by Brian K. English, Capitol's General Counsel and Ms. Reid's husband.
(14)
Includes 60,392 shares held in Capitol's 401(k) and 60,841 shares allocated and held in Capitol's Employee Stock Ownership Plan. As a group, all directors and executive officers have 122,648 shares pledged as security.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Rules and regulations promulgated by the SEC require periodic reporting of the beneficial ownership of and transactions involving Capitol's securities relating to directors, officers and beneficial owners of 10% or more of Capitol's securities. Under those rules and regulations, it is required that certain acquisitions and divestitures of Capitol's securities be disclosed via reports filed within prescribed time limits. Based on Capitol's review of filings made during the year ended December 31, 2006, there were nine individuals who completed transactions which were not reported timely pursuant to the filing requirements.

Louis G. Allen failed to timely report stock option exercises on a Form 4. James F. Crawford failed to timely report sales of stock after an option exercise on a Form 4. Clinton D. Dunn failed to timely file a Form 3. H. Nicholas Genova failed to timely report sales in his IRA account for the benefit of his wife on a Form 4. John S. Lewis failed to timely report sales of securities on a Form 4. Lyle W. Miller failed to timely report purchases of securities by his wife on a Form 4. Myrl D. Nofziger failed to timely report stock option grants on a Form 4. Joseph D. Reid failed to timely report shares he gifted on a Form 5. William E. Rheaume failed to timely report purchases in his IRA account on a Form 4.

EXECUTIVE OFFICERS

Capitol's current executive officers are as follows:

Name	Age	Position with Capitol	Officer Since

Joseph D. Reid	64	Chairman of the Board and CEO	1988
Gregory R. Bixby	41	Chief Information Officer	2007
David J. Dutton	56	Chief Information Officer	2000
Brian K. English	41	General Counsel	2001
David D. Fortune	47	Chief Credit Officer	2006
Lee W. Hendrickson	51	Chief Financial Officer	1991
John S. Lewis	53	President - Western Regions	2002
Michael M. Moran	47	Chief of Capital Markets	2000
Cristin K. Reid	38	Corporate President	1997
Joseph D. Reid III	32	Director of Bank Development	2006
Bruce A. Thomas	49	President - Eastern Regions	1998

For more information with respect to Messrs. Reid and Lewis, and Ms. Reid, see Nominees for Election as a Director for Term Expiring in 2010, Nominees for Election as a Director for Term Expiring in 2009 and Nominees for Election as a Director for Term Expiring in 2008, respectively.

Gregory R. Bixby - Mr. Bixby became Capitol's Chief Information Officer in January of 2007. Prior to that time, he was Chief Information Officer for Republic Bancorp, Inc.

David J. Dutton - Mr. Dutton has served as the Chief Information Officer for Capitol and its affiliate Sun Community Bancorp Limited since 2000. Mr. Dutton has announced his retirement and will step down from his position with Capitol effective March 30, 2007.

Brian K. English - Mr. English has served in his current capacity as General Counsel since 2001.

David D. Fortune - Mr. Fortune has served as the Chief Credit Officer for Capitol since 2004. Prior to that time, he was a senior vice president/credit administration for Capitol.

Lee W. Hendrickson - Mr. Hendrickson has served as the Chief Financial Officer for Capitol since 1991.

Michael M. Moran - Mr. Moran joined Capitol in 2000 as the executive vice president of corporate development and currently serves as Chief of Capital Markets.

Joseph D. Reid III - Mr. Reid joined Capitol in 1998 as Corporate Counsel. He was appointed Director of Bank Development in 2005.

Bruce A. Thomas - Mr. Thomas joined Capitol in 1998 as senior vice president of risk management. He has also served as chief operating officer and currently serves as President of the Eastern regions.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions

Capitol's banking subsidiaries have, in the normal course of business, made loans to certain directors and officers of Capitol and its subsidiaries and to organizations in which certain directors and officers have an interest. In the opinion of management, such loans were made in the ordinary course of business and were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated parties and did not involve more than the normal risk of collectibility or present other unfavorable features.

Capitol's subsidiary bank, Brighton Commerce Bank, leases its primary banking facility from Tri-O Development. Three of Mr. O'Leary's adult children are members of the leasing entity. Rent paid by Brighton Commerce Bank to the leasing entity amounted to $230,148 in 2006. Capitol's subsidiary Bank, Ann Arbor Commerce Bank, leases its primary banking facility from South State Commerce Center L.L.C. Lyle W. Miller's Trust owns 10% of the membership interest and H. Nicholas Genova's IRA owns 10% of the membership interest of the LLC. Rent paid by Ann Arbor Commerce Bank amounted to $481,447 in 2006. Capitol and its subsidiary bank, Capitol National Bank, paid rent and tenant improvements of $2,023,549 in 2006 for their principal offices at Capitol Bancorp Center, 200 Washington Square North, Lansing, Michigan to Business & Trade Center Limited, a Michigan limited partnership, under lease agreements with expiration dates of 2012 and portions which are renewable for periods of 5 years. Capitol entered into a new lease agreement with Business & Trade Center Limited effective January 1, 2006. The new lease agreement has an expiration date of 2020. Joseph D. Reid and Lewis D. Johns are partners of the partnership. Capitol's subsidiary bank, East Valley Community Bank, has a lease agreement with Chandler Properties Group, L.L.C. of which Messrs. Kasten and Devine are members. East Valley Community Bank paid $94,829 in rent in 2006. The lease rates represent what Capitol believes to be fair market value in the respective markets. All leasing arrangements which involve insiders have been approved by Capitol's Ethics Committee and reported to bank regulatory agencies prior to their commencement.

Brian K. English, Capitol's General Counsel, is licensed to practice law in Arizona, Colorado, Michigan and Ohio. Mr. English is the son-in-law of Joseph D. Reid and the husband of Cristin K. Reid. Mr. English was paid $263,092 in 2006. Capitol employs Joseph D. Reid III, an attorney and Capitol's Director of Bank Development. He is the son of Joseph D. Reid and the brother of Cristin K. Reid and was paid $188,410 in 2006. Capitol also employs Kelly D. Miller, Vice President of Bank Performance for the Eastern Regions. He is the son of Lyle W. Miller and was paid $153,128 in 2006.

Capitol and its subsidiaries, on a consolidated basis, own approximately 30% of the outstanding membership interests of Access BIDCO, LLC, with an aggregate carrying value of $2,318,593 at December 31, 2006. Joseph D. Reid, Capitol's Chairman and CEO, also serves as Chairman and Chief Executive Officer of Access BIDCO, LLC. Lee W. Hendrickson, Capitol's CFO, serves as Access BIDCO, LLC's CFO, Secretary and Treasurer and several other individuals who serve as directors of Access BIDCO, LLC also serve as directors of Capitol and/or its affiliates.

Review of Related Person Transactions

Capitol has written procedures for reviewing transactions between Capitol and its directors and executive officers, their immediate family members and entities with which they have a position or relationship. These procedures are intended to determine whether any such related person transaction impairs the independence of a director or presents a conflict of interest on the part of a director or executive officer.

Capitol annually requires each of its directors and executive officers to complete a directors' and officers' questionnaire that elicits information about related person transactions.  Capitol's Ethics Committee and Board of Directors annually review all transactions and relationships disclosed in the director and officer questionnaires, and the Board makes a formal determination regarding each director's independence under Capitol's Corporate Governance Guidelines.

In addition to the annual review, written notices are sent to the directors prior to each quarterly Board meeting reminding each director to discuss any proposed transaction involving the director and Capitol with its General Counsel's office prior to engaging in any such transaction. Members of Capitol's legal department are also instructed to inform Capitol's General Counsel's office of any transaction between a director and Capitol that comes to their attention.

Upon receiving any notice of a related person transaction involving a director, our General Counsel will discuss the transaction with the Chair of Capitol's Ethics Committee. If the transaction has not yet occurred and any likelihood exists that the transaction could impair the director's independence or would present a conflict of interest for the director, our General Counsel will discuss the transaction and its ramifications with the director before the transaction occurs.

If the transaction has already occurred, Capitol's General Counsel and the Chair of Capitol's Ethics Committee will review whether the transaction could affect the director's independence and determine whether a special Board meeting should be called to consider this issue. If a special Board meeting is called and the director is determined to no longer be independent, such director, if he or she serves on any of the Audit, Nominating and Governance or Compensation committees, will be removed from such committee prior to (or otherwise will not participate in) any future meeting of the committee. If the transaction presents a conflict of interest, the Board will determine the appropriate response.

Upon receiving notice of any transaction between Capitol and an executive officer that may present a conflict of interest, Capitol's General Counsel will discuss the transaction with the Chief Executive Officer (or, if the transaction involves the Chief Executive Officer, the Chair of the Audit Committee) to determine whether the transaction could present a conflict of interest. If the transaction has already occurred and a determination is made that a conflict of interest exists, the General Counsel, Chief Executive Officer and Chair of the Ethics Committee will determine the appropriate response.

Capitol's procedures for reviewing related person transactions do not require the approval or ratification of such transactions. Accordingly, the related person transactions described above were not approved or ratified by Capitol.

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

BDO Seidman, LLP served as the independent registered public accounting firm for Capitol for the year ended December 31, 2006. Representatives of BDO Seidman, LLP will be present at the Annual Meeting to respond to appropriate questions and will have the opportunity to make a statement if they desire to do so. The following is a summary of BDO Seidman, LLP's fees for professional services rendered to

Capitol during 2006 and 2005, which fees totaled $693,545 and $609,679, respectively, and are categorized in accordance with the SEC's rules on auditor independence as follows:

Audit Fees

BDO Seidman, LLP's fees totaled $650,145 and $581,504 in connection with the audit of Capitol's consolidated financial statements and reviews of the financial statements included in Capitol's quarterly reports on Form 10-Q for the years ended December 31, 2006 and 2005, respectively. Audit fees also include fees for audit services related to compliance with Section 404 of the Sarbanes-Oxley Act regarding Capitol's internal control over financial reporting.

Audit Related Fees

Capitol paid BDO Seidman, LLP $41,500 and $26,000 during 2006 and 2005, respectively, for audit-related services, including audits of employee benefit plans and other attest services rendered to Capitol that are required by statute or regulation.

Tax Fees

BDO Seidman, LLP was paid $1,900 and $2,175 during 2006 and 2005, respectively, for federal and state tax return assistance and tax consultations for Capitol and its subsidiaries.

All Other Fees

BDO Seidman, LLP did not perform any other services during 2006 or 2005 for Capitol.

The Audit Committee has considered whether the provision of services described under the headings "Tax Fees" and "All Other Fees" is compatible with maintaining BDO Seidman, LLP's independence. In light of the nature of work performed and amount of the fees paid to BDO Seidman, LLP for those services, Capitol's Audit Committee has concluded the provision of such services is compatible with maintaining BDO Seidman, LLP's independence.

Capitol's Audit Committee's current policy requires pre-approval of all audit and non-audit services provided by the independent registered public accounting firm before such firm begins substantial performance of any engagement. The Audit Committee may delegate authority to a member of the Audit Committee to pre-approve the engagement of independent registered public accounting firms when the entire committee is unable to do so. All such pre-approvals must be reported to the entire committee at the next committee meeting. The Audit Committee's pre-approval policy prohibits BDO Seidman, LLP from providing any non-audit services that are prohibited by the Securities and Exchange Commission or the Public Company Accounting Oversight Board. All fees paid to BDO Seidman, LLP for services performed in 2005 and 2006 were pre-approved pursuant to this policy.

OTHER MATTERS

The Board of Directors is not aware of any business to come before the Annual Meeting other than those matters described above in this proxy statement. However, if any other matters should properly come before the Annual Meeting, including matters relating to the conduct of the Annual Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of those voting the proxies.

MISCELLANEOUS

The cost of solicitation of proxies will be borne by Capitol. In addition to solicitations by mail, directors, officers and regular employees of Capitol may solicit proxies personally or by telephone without additional compensation.

Capitol's 2006 Annual Report to Shareholders is being provided herewith. Any shareholder who does not receive a copy of the Annual Report may obtain a copy by writing Capitol. The Annual Report also may be viewed by accessing Capitol's website at www.capitolbancorp.com. The Annual Report is not to be treated as a part of the proxy solicitation material nor as having been incorporated herein by reference.

FORM 10-K

A copy of Capitol's 2006 Form 10-K, without exhibits, is available to shareholders without charge upon written request to: Capitol Bancorp Limited, Capitol Bancorp Center, 200 Washington Square North, Lansing, Michigan 48933.

Form 10-K, and certain other periodic filings are filed with the SEC. The SEC maintains an Internet website that contains reports, proxy and information statements and other information regarding companies which file electronically (which includes Capitol). The SEC's website address is www.sec.gov. Capitol's filings with the SEC can also be accessed through Capitol's website, www.capitolbancorp.com.

NO INCORPORATION BY REFERENCE

In Capitol's filings with the SEC, information is sometimes "incorporated by reference." This means that Capitol is referring you to information that has previously been filed with the SEC and the information should be considered as part of this filing. Based on SEC regulations, the "Audit Committee Report" and the "Compensation Committee Report" specifically are not incorporated by reference into any other filings with the SEC. In addition, this Proxy Statement includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on these websites is not part of this Proxy Statement.

"HOUSEHOLDING" OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement or annual report, as applicable, addressed to those shareholders. This process, which is commonly referred to as "householding," potentially provides extra convenience for shareholders and cost savings for companies. Capitol only sends one proxy statement to security holders who share the same address and name unless Capitol has received contrary instructions. If each security holder desires to have their own copy, they may notify Capitol of that fact either orally or in writing. Notifications can be directed to Capitol Bancorp Limited, Capitol Bancorp Center, 200 Washington Square North, Lansing, MI 48933 or via telephone at 517-487-6555. Similarly, security holders may also contact Capitol if they receive multiple copies of the proxy materials and would prefer to receive a single copy in the future.

SHAREHOLDER PROPOSALS

Shareholder Proposals for Inclusion in 2008 Proxy Statement

In order for a shareholder proposal to be considered for inclusion in Capitol's proxy statement for the 2008 Annual Meeting, the written proposal must be received at Capitol's main office at Capitol Bancorp Center, 200 Washington Square North, Lansing, Michigan 48933, Attention: Corporate Secretary, on or before December 1, 2007. The use of certified mail, return receipt requested is advised. The proposal must comply with SEC regulations regarding the inclusion of shareholder proposals in company-sponsored proxy materials.

Other Shareholder Proposals for Presentation at 2008 Annual Meeting

Capitol's bylaws provide that a shareholder may nominate a director for election at the annual meeting or may present from the floor a proposal that is not included in the proxy statement if proper written notice is received by the Secretary of Capitol at its principal executive offices in Lansing, Michigan, at least 120 days but no more than 180 days in advance of the anniversary of the prior year's annual meeting. For the 2008 Annual Meeting, director nominations and shareholder proposals must be received no later than December 27, 2007 and no earlier than October 28, 2007. The nomination or proposal must contain the specific information required by Capitol's bylaws. You may request a copy of Capitol's bylaws by contacting Capitol's Corporate Secretary, Capitol Bancorp Limited, Capitol Bancorp Center, 200 Washington Square North, Lansing, Michigan 48933, telephone (517) 487-6555. Shareholder proposals that are received by Capitol after December 27, 2007, may not be presented in any manner at the 2008 annual meeting.

BY ORDER OF THE BOARD OF DIRECTORS,

YOUR VOTE IS IMPORTANT

If you do not vote by telephone or Internet, please sign and date this proxy card and return it promptly in the enclosed postage-paid envelope, or otherwise to Proxy Tabulator, P.O. Box 535450, Pittsburgh, PA 15253, so your shares will be represented at the Annual Meeting. If you vote by telephone or Internet, it is not necessary to return this proxy card.

ò Please fold and detach card at perforation before mailing. ò

CAPITOL BANCORP LIMITED                                                                            PROXY

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted “FOR” the Proposals.

The Board of Directors recommends a vote FOR the following proposals:

1.	Election of Directors:

Class I (nominees to serve until the annual meeting in 2008):
(01) Paul R. Ballard	(02) Michael F. Hannley	(03) Richard A. Henderson	(04) Lewis D. Johns	(05) Lyle W. Miller	(06) Cristin K. Reid
Class II (nominees to serve until the annual meeting in 2009):
(07) Michael J. Devine	(08) Gary A. Falkenberg	(09) Joel I. Ferguson	(10) H. Nicholas Genova	(11) John S. Lewis	(12) Leonard Maas
(13) Myrl D. Nofziger	(14) David O'Leary
Class III (nominees to serve until the annual meeting in 2010):
(15) David L. Becker	(16) Robert C. Carr	(17) Douglas E. Crist	(18) James C. Epolito	(19) Kathleen A. Gaskin
(20) Michael L. Kasten	(21) Joseph D. Reid	(22) Ronald K. Sable

❑ FOR ALL	❑ WITHHOLD ALL	❑ FOR ALL EXCEPT

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name or number on the line below.)

2.	Approval of the Capitol Bancorp Limited 2007 Equity Incentive Plan.

❑ FOR	❑ AGAINST	❑ ABSTAIN

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting.
❑ Please mark the box to the left if you plan to attend the Annual Meeting of Shareholders.
(Continued and to be signed on the reverse side)

c/o UMB Bank, n. a. P.O. Box 419064 Kansas City, MO 64141	Vote by Telephone Have your proxy card available when you call our Toll-Free number 1-888-693-8683 using a touch-tone phone and follow the simple instructions to record your vote.

Vote by Internet Have your proxy card available when you access the website www.cesvote.com and follow the simple instructions to record your vote.

Vote by Mail Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to: Proxy Tabulator, P.O. Box 535450, Pittsburgh PA 15253.

Vote by Telephone	Vote by Internet	Vote by Mail
Call Toll-Free using a	Access the Website and	Return your proxy
touch-tone telephone:	cast your vote:	in the postage-paid
1-888-693-8683	www.cesvote.com	envelope provided

Vote 24 hours a day, 7 days a week.

If you vote by telephone or over the Internet, do not mail your proxy card.

Telephone and Internet votes must be received by 6:00 a.m. EDT on April 25, 2007 to be included in the final tabulation.

è

 If voting by mail, this proxy card must be signed and dated below.
ò Please fold and detach card at perforation before mailing. ò

CAPITOL BANCORP LIMITED

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, having received the Notice of Annual Meeting of Shareholders and proxy statement, revoking any proxy previously given, hereby appoint(s) Joseph D. Reid and David O'Leary, and either of them, as proxies with power to appoint his substitute and hereby authorizes them to vote as directed all shares the undersigned is (are) entitled to vote at the Capitol Bancorp Limited 2007 Annual Meeting of Shareholders to be held on April 25, 2007 and authorize(s) each to vote in his discretion upon other business as may properly come before the meeting or an adjournment or postponement thereof.  If this signed proxy card contains no specific voting instructions, my (our) shares will be voted "FOR" all nominees for director, "FOR" Proposal 2, and in the discretion of the named proxies on all other matters.

Date:___________________________________, 2007 ______________________________________ Signature ______________________________________ Signature (if held jointly)

NOTE:  Please sign as name appears hereon.  Joint owners should each sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

IF VOTING BY MAIL, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

ANNEX A

CAPITOL BANCORP LIMITED 2007 EQUITY INCENTIVE PLAN

1.             PURPOSES OF THE PLAN.  The purposes of this Plan are to:
•	attract and retain the best available personnel for positions of substantial responsibility,
•	provide incentives to individuals who perform services to the Company, and
•	promote the success of the Company’s business.

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units, Performance Shares and other stock or cash awards as the Administrator may determine.

2.             DEFINITIONS.  As used herein, the following definitions will apply:

(a)           “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.

(b)           “Affiliate” means any corporation or any other entity (including, but not limited to, partnerships and joint ventures) controlling, controlled by, or under common control with the Company.

(c)           “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(d)           “Award” means, individually or collectively, a grant under the Plan of Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units, Performance Shares and other stock or cash awards as the Administrator may determine.

(e)           “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan.  The Award Agreement is subject to the terms and conditions of the Plan.

(f)           “Board” means the Board of Directors of the Company.

(g)           “Cause” means:

(i)            An act of embezzlement, fraud, dishonesty, or breach of fiduciary duty to the Company; or

(ii)           A deliberate disregard of the rules of the Company which results in loss, damage or injury to the Company, or

(iii)          Any unauthorized disclosure of any of the secrets or confidential information of the Company, or

(iv)           Inducing any client or customer of the Company to break any contract with the Company or inducing any principal for whom the Company acts as agent to terminate such agency relations; or

(v)            Engaging in any conduct which constitutes unfair competition with the Company; or

(vi)           Any act which results in the Participant being removed from any office of the Company by any bank regulatory agency.

(h)           “Change in Control” means the consummation of any of the following transactions:

(i)           A merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in beneficial owners of the total voting power in the election of directors represented by the voting securities (“Voting Securities”) of the Company (as the case may be) outstanding immediately prior thereto continuing to beneficially own securities representing (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total Voting Securities of the Company, or of such surviving entity, outstanding immediately after such merger or consolidation;

(ii)           The filing of a plan of liquidation or dissolution or the closing of the sale, lease, exchange or other transfer or disposition by the Company of all or substantially all of the Company’s assets;

(iii)          Any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than (A) a trustee or other fiduciary holding securities under an employee benefit plan of the Company, or (B) a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their beneficial ownership of stock in the Company, is or becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of the securities of the Company representing fifty percent (50%) or more of the Voting Securities; or

(iv)           Any person (as such term is used in Sections 13(d) or 14(d) of the Exchange Act), other than (A) a trustee or other fiduciary holding securities under an employee benefit plan of the Company, or (B) a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of stock in the Company, is or becomes the beneficial owner (within the meaning or Rule 13d-3 under the Exchange Act), directly or indirectly, of the securities of the Company representing twenty-five percent (25%) or more of the Voting Securities of such corporation, and within twelve (12) months of the occurrence of such event, a change in the composition of the Board occurs as a result of which sixty percent (60%) or fewer of the Directors are Incumbent Directors.  For purposes of this definition, Incumbent Directors will mean Directors who either (A) are Directors as of the date hereof, (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Directors who are Incumbent Directors described in (A) above at the time of such election or nomination, or (C) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Directors who are Incumbent Directors described in (A) or (B) above at the time of such election or nomination.  Notwithstanding the foregoing, “Incumbent Directors” will not include an individual whose election or nomination to the Board occurs in order to provide representation for a person or group of related persons who have initiated or encouraged an actual or threatened proxy contest relating to the election of Directors.

The Administrator may, in its sole discretion and without Participant consent, amend the definition of “Change in Control” to conform to the definition of “Change in Control” under Section 409A of the Code.

(i)            “Code” means the Internal Revenue Code of 1986, as amended.  Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

(j)            “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board in accordance with Section 4 hereof.

(k)           “Common Stock” means the common stock of the Company.

(l)            “Company” means Capitol Bancorp Limited, a Michigan corporation, or any successor thereto.

(m)           “Consultant” means any person, including an advisor, engaged by the Company or its Affiliates to render services to such entity.

(n)           “Determination Date” means the latest possible date that will not jeopardize the qualification of an Award granted under the Plan as “performance-based compensation” under Section 162(m) of the Code.

(o)           “Director” means a member of the Board.

(p)           “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.  The Administrator may, in its sole discretion and without Participant consent, amend the definition of “Disability” to conform to the definition of “Disability” under Section 409A of the Code.

(q)           “Employee” means any person, including Officers and Directors, employed by the Company or its Affiliates.  Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

(r)           “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(s)           “Fair Market Value” means, as of any date, the value of Common Stock as the Administrator may determine in good faith by reference to the price of such stock on any established stock exchange or a national market system on the day of determination if the Common Stock is so listed on any established stock exchange or a national market system.  If the Common Stock is not listed on any established stock exchange or a national market system, the value of the Common Stock will be determined by the Administrator in good faith.

(t)           “Fiscal Year” means the fiscal year of the Company.

(u)           “Incentive Stock Option” means an Option that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(v)           “Inside Director” means a Director who is an Employee.

(w)           “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(x)           “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(y)           “Option” means a stock option granted pursuant to the Plan.

(z)           “Outside Director” means a Director who is not an Employee.

(aa)            “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(bb)            “Participant” means the holder of an outstanding Award.

(cc)            “Performance Goals” will have the meaning set forth in Section 11 of the Plan.

(dd)           “Performance Period” means any Fiscal Year of the Company or such other period as determined by the Administrator in its sole discretion.

(ee)          “Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine pursuant to Section 10.

(ff)           “Performance Unit” means an Award which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 10.

(gg)         “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture.  Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

(hh)         “Plan” means this Capitol Bancorp Limited 2007 Equity Incentive Plan.

(ii)           “Restricted Stock” means Shares issued pursuant to an Award of Restricted Stock under Section 8 of the Plan, or issued pursuant to the early exercise of an Option.

(jj)           “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 9.  Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(kk)         “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(ll)           “Section 16(b)” means Section 16(b) of the Exchange Act.

(mm)       “Section 409A” means Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance promulgated thereunder.

(nn)         “Service Provider” means an Employee, Director or Consultant.

(oo)          “Share” means a share of the Common Stock, as adjusted in accordance with Section 14 of the Plan.

(pp)          “Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 7 is designated as a Stock Appreciation Right.

(qq)          “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

(rr)          “Successor Corporation” has the meaning given to such term in Section 14(c) of the Plan.

3.           STOCK SUBJECT TO THE PLAN.

(a)           Stock Subject to the Plan.  Subject to the provisions of Section 14 of the Plan, the maximum aggregate number of Shares that may be awarded and sold under the Plan is three hundred fifty thousand (350,000).

(b)           Automatic Share Reserve Increase. The number of Shares available for issuance under the Plan shall be increased on the first day of each Fiscal Year beginning with the 2008 Fiscal Year, in an amount equal to two percent (2%) of the outstanding Shares on the last day of the immediately preceding Fiscal Year.

(c)           Full Value Awards.  Any Shares subject to Awards granted with an exercise price less than the Fair Market Value on the date of grant of such Awards will be counted against the numerical limits of this Section 3 as two (2) Shares for every one (1) Share subject thereto.  Further, if Shares acquired pursuant to any such Award are forfeited or repurchased by the Company and would otherwise return to the Plan pursuant to Section 3(c), two (2) times the number of Shares so forfeited or repurchased will return to the Plan and will again become available for issuance.

(d)           Lapsed Awards.  If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units, is forfeited to or repurchased by the Company, the unpurchased Shares (or for Awards other than Options and Stock Appreciation Rights, the forfeited or repurchased Shares) which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated).  With respect to Stock Appreciation Rights, all of the Shares covered by the Award (that is, Shares actually issued pursuant to a Stock Appreciation Right, as well as the Shares that represent payment of the exercise price) will cease to be available under the Plan.  However, Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if unvested Shares of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units are repurchased by the Company or are forfeited to the Company, such Shares will become available for future grant under the Plan.  Shares used to pay the tax and exercise price of an Award will not become available for future grant or sale under the Plan.  To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan.  Notwithstanding the foregoing and, subject to adjustment provided in Section 14, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Section 422 of the Code, any Shares that become available for issuance under the Plan under this Section 3(c).

4.           ADMINISTRATION OF THE PLAN.

(a)           Procedure.

(i)            Multiple Administrative Bodies.  Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii)           Section 162(m).  To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan will be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii)          Rule 16b-3.  To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv)           Other Administration.  Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws.

(b)           Powers of the Administrator.  Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

(i)           to determine the Fair Market Value;

(ii)           to select the Service Providers to whom Awards may be granted hereunder;

(iii)          to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder;

(iv)           to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(v)            to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws;

(vi)           to modify or amend each Award (subject to Section 19(c) of the Plan).  Notwithstanding the previous sentence, the Administrator may not: (A) modify or amend an Option or Stock Appreciation Right to reduce the exercise price of such Option or Stock Appreciation Right after it has been granted (except for adjustments made pursuant to Section 14), (B) cancel any outstanding Option or Stock Appreciation Right and immediately replace it with a new Option or Stock Appreciation Right with a lower exercise price, or (C) accelerate the vesting provisions contained in Sections 8(e), 9(b), or 10(c) other than upon or in connection with a Change in Control or upon or in connection with a Participant’s termination of service due to death, Disability or retirement, as permitted under Section 409A of the Code;

(vii)         to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(viii)        to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award pursuant to such procedures as the Administrator may determine and as permitted under Section 409A of the Code; and

(ix)          to make all other determinations deemed necessary or advisable for administering the Plan.

(c)           Effect of Administrator’s Decision.  The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards.

5.           ELIGIBILITY.  Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units, Performance Shares and such other cash or stock awards as the Administrator determines may be granted to Service Providers.  Incentive Stock Options may be granted only to employees of the Company or any Parent or Subsidiary of the Company.

6.           STOCK OPTIONS.

(a)           Limitations.

(i)            Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option.  However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as Nonstatutory Stock Options.  For purposes of this Section 6(a), Incentive Stock Options will be taken into account in the order in which they were granted.  The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.

(ii)           The following limitations will apply to grants of Options:

(1)           No Service Provider will be granted, in any Fiscal Year, Options to purchase more than two hundred fifty thousand (250,000) Shares.

(2)           In connection with his or her initial service, a Service Provider may be granted Options to purchase up to an additional two hundred fifty thousand (250,000) Shares, which will not count against the limit set forth in Section 6(a)(2)(ii)(1) above.

(3)           The foregoing limitations will be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 14.

(4)           If an Option is cancelled in the same Fiscal Year in which it was granted (other than in connection with a transaction described in Section 14), the cancelled Option, as applicable, will be counted against the limits set forth in subsections (1) and (2) above.

(5)           The exercise price for an Option may not be reduced.  This will include, without limitation, a repricing of the Option as well as an Option exchange program whereby the Participant agrees to cancel an existing Option in exchange for an Option, Stock Appreciation Right or other Award.

(b)           Term of Option.  The Administrator will determine the term of each Option in its sole discretion.  Any Option granted under the Plan will not be exercisable after the expiration of seven (7) years from the date of grant or such shorter term as may be provided in the Award Agreement.  Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(c)           Option Exercise Price and Consideration.

(i)            Exercise Price.  The per share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, but will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.  In addition, in the case of an Incentive Stock Option granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.  Notwithstanding the foregoing provisions of this Section 6(c), Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.

(ii)           Waiting Period and Exercise Dates.  At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

(iii)          Form of Consideration.  The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment.  In the case of an Incentive Stock

Option, the Administrator will determine the acceptable form of consideration at the time of grant.  Such consideration may consist entirely of: (1) cash; (2) check; (3) promissory note, (4) other Shares, provided Shares acquired directly or indirectly from the Company, (A) have been owned by the Participant and not subject to substantial risk of forfeiture for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option will be exercised; (5) consideration received by the Company under a broker-assisted (or other) cashless exercise program implemented by the Company in connection with the Plan; (6) any combination of the foregoing methods of payment; or (7) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

(d)           Exercise of Option.

(i)            Procedure for Exercise; Rights as a Shareholder.  Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement.  An Option may not be exercised for a fraction of a Share.  An Option will be deemed exercised when the Company receives: (i) notice of exercise (in such form as the Administrator specifies from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes).  No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 14 of the Plan.

(ii)           Termination of Relationship as a Service Provider.  If a Participant ceases to be a Service Provider, other than upon the Participant’s termination for Cause or as the result of the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement).  In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three (3) months following the Participant’s termination.  Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan.  If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iii)          Disability of Participant.  If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement).  In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s termination.  Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan.  If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iv)           Death of Participant.  If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator.  If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution.  In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following Participant’s death.  Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan.  If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(v)            Termination for Cause.  If a Participant’s status as a Service Provider is terminated for Cause, then the Option will immediately terminate, and the Shares covered by such Option will revert to and again become available for issuance under the Plan.

(vi)           Other Termination.  A Participant’s Award Agreement may also provide that if the exercise of the Option following the termination of Participant’s status as a Service Provider (other than upon the Participant’s death or Disability) would result in liability under Section 16(b), then the Option will terminate on the earlier of (A) the expiration of the term of the Option set forth in the Award Agreement, or (B) the tenth (10th) day after the last date on which such exercise would result in such liability under Section 16(b).  Finally, a Participant’s Award Agreement may also provide that if the exercise of the Option following the termination of the Participant’s status as a Service Provider (other than upon the Participant’s death or disability) would be prohibited at any time solely because the issuance of Shares would violate the registration requirements under the Securities Act, then the Option will terminate on the earlier of (A) the expiration of the term of the Option, or (B) the expiration of a period of three (3) months after the termination of the Participant’s status as a Service Provider during which the exercise of the Option would not be in violation of such registration requirements.

7.           STOCK APPRECIATION RIGHTS.

(a)           Grant of Stock Appreciation Rights.  Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

(b)           Number of Shares.  The Administrator will have complete discretion to determine the number of Stock Appreciation Rights granted to any Participant, provided that during any Fiscal Year, no Participant will be granted Stock Appreciation Rights covering more than two hundred fifty thousand (250,000) Shares.  Notwithstanding the foregoing limitation, in connection with a Participant’s initial service as an Employee, an Employee may be granted Stock Appreciation Rights covering up to an additional five hundred thousand (500,000) Shares.

(c)           Exercise Price and Other Terms.  The Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan, provided, however, that the exercise price will be not less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant.

(d)           Stock Appreciation Right Agreement.  Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(e)           Expiration of Stock Appreciation Rights.  A Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement.  Notwithstanding the foregoing, the rules of Section 6(d) also will apply to Stock Appreciation Rights.

(f)           Payment of Stock Appreciation Right Amount.  Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i)            The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii)           The number of Shares with respect to which the Stock Appreciation Right is exercised.

At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

8.           RESTRICTED STOCK.

(a)           Grant of Restricted Stock.  Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

(b)           Restricted Stock Agreement.  Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine.  Notwithstanding the foregoing sentence, during any Fiscal Year no Participant will receive more than an aggregate of one hundred twenty-five thousand (125,000) Shares of Restricted Stock; provided, however, that in connection with a Participant’s initial service as an Employee, an Employee may be granted an aggregate of up to an additional two hundred fifty thousand (250,000) Shares of Restricted Stock.  Unless the Administrator determines otherwise, Shares of Restricted Stock will be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

(c)           Transferability.  Except as provided in this Section 8, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(d)           Other Restrictions.  The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

(e)           Removal of Restrictions.  Except as otherwise provided in this Section 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction.  The restrictions will lapse at a rate determined by the Administrator; provided, however, that, except as otherwise provided in Section 14(c), Shares of Restricted Stock will not vest more rapidly than one-third (1/3) of the total number of Shares of Restricted Stock subject to an Award each year from the date of grant (or, if applicable, the date a Participant begins providing services to the Company or any Parent or Subsidiary of the Company), unless the Administrator determines that the Award is to vest upon the achievement of performance criteria and the period for measuring such performance will cover at least twelve (12) months.  Notwithstanding the foregoing sentence, the Administrator, in its sole discretion, may provide at the time of or following the date of grant for accelerated vesting for an Award of Restricted Stock upon or in connection with a Change in Control or upon or in connection with a Participant’s termination of service due to death, Disability or retirement.

(f)           Voting Rights.  During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(g)           Dividends and Other Distributions.  During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement.  If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

(h)           Return of Restricted Stock to Company.  On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

9.           RESTRICTED STOCK UNITS.

(a)           Grant.  Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator.  Each Restricted Stock Unit grant will be evidenced by an Award Agreement that will specify such other terms and conditions as the Administrator, in its sole discretion, will determine, including all terms, conditions, and restrictions related to the grant, the number of Restricted Stock Units and the form of payout, which, subject to Section 9(d), may be left to the discretion of the Administrator.  Notwithstanding the anything to the contrary in this subsection (a), during any Fiscal Year of the Company, no Participant will receive more than an aggregate of one hundred twenty-five thousand (125,000) Restricted Stock Units; provided, however, that in connection with a Participant’s initial service as an Employee, an Employee may be granted an aggregate of up to an additional two hundred fifty thousand (250,000) Restricted Stock Units.

(b)           Vesting Criteria and Other Terms.  The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant.  Each Award of Restricted Stock Units will be evidenced by an Award Agreement that will specify the vesting criteria, and such other terms and conditions as the Administrator, in its sole discretion, will determine; provided, however, that, except as otherwise provided in Section 14(c), an Award of Restricted Stock Units will not vest more rapidly than one-third (1/3) of the total number of Restricted Stock Units subject to an Award each year from the date of grant (or, if applicable, the date a Participant begins providing services to the Company or any Parent or Subsidiary of the Company), unless the Administrator determines that the Award is to vest upon the achievement of performance criteria and the period for measuring such performance will cover at least twelve (12) months.  Notwithstanding the foregoing sentence, the Administrator, in its sole discretion, may provide at the time of or following the date of grant for accelerated vesting for an Award of Restricted Stock Units upon or in connection with a Change in Control or upon or in connection with a Participant’s termination of service due to death, Disability or retirement.

(c)           Earning Restricted Stock Units.  Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as specified in the Award Agreement.

(d)           Form and Timing of Payment.  Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) set forth in the Award Agreement.  The Administrator, in its sole discretion, may pay earned Restricted Stock Units in cash, Shares, or a combination thereof.  Shares represented by Restricted Stock Units that are fully paid in cash again will be available for grant under the Plan.

(e)           Cancellation.  On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.

10.           PERFORMANCE UNITS AND PERFORMANCE SHARES.

(a)           Grant of Performance Units/Shares.  Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion.  The Administrator will have complete discretion in determining the number of Performance Units/Shares granted to each Participant provided that during any Fiscal Year, (a) no Participant will receive Performance Units having an initial value greater than one million dollars ($1,000,000), and (b) no Participant will receive more than one hundred twenty-five thousand (125,000) Performance Shares.  Notwithstanding the foregoing limitation, in connection with a Participant’s initial service as an Employee, an Employee may be granted up to an additional two hundred fifty thousand (250,000) Performance Shares.

(b)           Value of Performance Units/Shares.  Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant.  Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.

(c)           Performance Objectives and Other Terms.  The Administrator will set performance objectives or other vesting provisions (including, without limitation, continued status as a Service Provider) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Participant.  The Administrator may set performance objectives based upon the achievement of Company-wide, divisional, or individual goals, or any other basis determined by the Administrator in its discretion.  Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine; provided, however, that, except as otherwise provided in Section 14(c), Performance Units/Shares will not vest more rapidly than one-third (1/3) of the total number of Performance Units/Shares subject to an Award each year from the date of grant (or, if applicable, the date a Participant begins providing services to the Company or any Parent or Subsidiary of the Company), unless the Administrator determines that the Award is to vest upon the achievement of performance criteria and the period for measuring such performance will cover at least twelve (12) months.  Notwithstanding the foregoing sentence, the Administrator, in its sole discretion, may provide at the time of or following the date of grant for accelerated vesting for an Award of Performance Units/Shares upon or in connection with a Change in Control or upon or in connection with a Participant’s termination of service due to death, Disability or retirement.

(d)           Earning of Performance Units/Shares.  After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved.

(e)           Form and Timing of Payment of Performance Units/Shares.  Payment of earned Performance Units/Shares will be made as soon as practicable after the expiration of the applicable Performance Period.  The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

(f)           Cancellation of Performance Units/Shares.  On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.

11.           PERFORMANCE GOALS.  Awards of Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units and other incentives under the Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) of the Code and may provide for a targeted level or levels of achievement (“Performance Goals”) including assets; bond rating; cash flow; cash position; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings per Share; economic profit; economic value added; equity or shareholder’s equity; growth in earnings; growth in revenue; market share; net income; net profit; net sales; noninterest income as percent of total income; operating earnings; operating income; profit before tax; ratio of debt to debt plus equity; ratio of operating earnings to capital spending; results of regulatory reviews and examinations; return on equity; return on net assets; return on sales; revenue; sales growth; or total return to shareholders.  Any Performance Goals may be used to measure the performance of the Company as a whole or a business unit of the Company and may be measured relative to a peer group or index.  The Performance Goals may differ from Participant to Participant and from Award to Award.  Prior to the Determination Date, the Administrator will determine whether any significant element(s) will be included in or excluded from the calculation of any Performance Goal with respect to any Participant.  In all other respects, Performance Goals will be calculated in accordance with the Company’s financial statements, generally accepted accounting principles, or under a methodology established by the Administrator prior to the issuance of an Award, which is consistently applied and identified in the financial statements, including footnotes, or the management discussion and analysis section of the Company’s annual report.

    12.           LEAVES OF ABSENCE.  Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence.  A Service Provider will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company and its Affiliates.  For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract.  If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the ninety-first (91st) day of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

13.           TRANSFERABILITY OF AWARDS.  Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant.  If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

14.           ADJUSTMENTS; DISSOLUTION OR LIQUIDATION; MERGER OR CHANGE IN CONTROL.

(a)           Adjustments.  In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, shall adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award, and the numerical Share limits set forth in Sections 3, 6, 7, 8, 9 and 10.

(b)           Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction.  To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c)           Change in Control.  In the event of a Change in Control, each outstanding Award will be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation (the “Successor Corporation”).  In the event that the Successor Corporation refuses to assume or substitute for the Award, the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock will lapse, and, with respect to Restricted Stock Units, Performance Shares and Performance Units, all Performance Goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met.  In addition, if an Option or Stock Appreciation Right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be fully vested and exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.

For the purposes of this subsection (c), an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) or, in the case of a Stock Appreciation Right upon the exercise of which the Administrator determines to pay cash or a Performance Share or Performance Unit which the Administrator can determine to pay in cash, the fair market value of the consideration received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the Successor Corporation, the Administrator may, with the consent of the Successor Corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Performance Share or Performance Unit, for each Share subject to such Award (or in the case of Performance Units, the number of implied shares determined by dividing the value of the Performance Units by the per share consideration received by holders of Common Stock in the Change in Control), to be solely common stock of the Successor Corporation equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

Notwithstanding anything in this Section 14(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more Performance Goals will not be considered assumed if the Company or its successor modifies any of such Performance Goals without the Participant’s consent; provided, however, a modification to such Performance Goals only to reflect the Successor Corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

15.           TAX WITHHOLDING.

(a)           Withholding Requirements.  Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

(b)           Withholding Arrangements.  The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the amount required to be withheld, (iii) delivering to the Company already owned Shares having a Fair Market Value equal to the amount required to be withheld, or (iv) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld.  The amount of the withholding requirement will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined.  The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

16.           NO EFFECT ON EMPLOYMENT OR SERVICE.  Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor will they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

17.           DATE OF GRANT.  The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator.  Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

18.           TERM OF PLAN.  Subject to Section 22 of the Plan, the Plan will become effective upon its adoption by the Board.  It will continue in effect for a term of ten (10) years unless terminated earlier under Section 19 of the Plan.

19.           AMENDMENT AND TERMINATION OF THE PLAN.

(a)           Amendment and Termination.  The Administrator may at any time amend, alter, suspend or terminate the Plan.

(b)           Shareholder Approval.  The Company will obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c)           Effect of Amendment or Termination.  No amendment, alteration, suspension or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company.  Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

20.           CONDITIONS UPON ISSUANCE OF SHARES.

(a)           Legal Compliance.  Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b)           Investment Representations.  As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

21.           INABILITY TO OBTAIN AUTHORITY.  The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

22.           SHAREHOLDER APPROVAL.  The Plan will be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted.  Such shareholder approval will be obtained in the manner and to the degree required under Applicable Laws.

23.           SECTION 409A.  To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions necessary to avoid the consequences described in Section 409A(a)(1) of the Code.  To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance promulgated thereunder, including without limitation any such regulations or other guidance that may hereafter be issued or amended.  Notwithstanding any provision of the Plan to the contrary, in the event that the Administrator determines that any Award may be subject to Section 409A of the Code, the Administrator may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (i) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (ii) comply with the requirements of Section 409A of the Code.